Exhibit 4.4
_________________________________________________________________________________

LACLEDE GAS COMPANY

$170,000,000

$50,000,000 First Mortgage Bonds due September 15, 2032
$70,000,000 First Mortgage Bonds due September 15, 2047
$50,000,000 First Mortgage Bonds due September 15, 2057

_______________

BOND PURCHASE AGREEMENT

_______________

DATED MARCH 20, 2017

_________________________________________________________________________________

TABLE OF CONTENTS

SECTION    HEADING    PAGE
SECTION 1.    AUTHORIZATION OF BONDS    1
Section 1.1.    Bonds    1
Section 1.2.    Interest Rate    1
SECTION 2.    SALE AND PURCHASE OF BONDS    2
SECTION 3.    CLOSING    2
SECTION 4.    CONDITIONS TO CLOSING    2
Section 4.1.    Representations and Warranties    2
Section 4.2.    Performance; No Default    3
Section 4.3.    Compliance Certificates    3
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted by Applicable Law, Etc    3
Section 4.6.    Sale of Other Bonds    3
Section 4.7.    Payment of Special Counsel Fees    3
Section 4.8.    Private Placement Number    4
Section 4.9.    Changes in Corporate Structure    4
Section 4.10.    Notice of Closing.    4
Section 4.11.    Funding Instructions    4
Section 4.12.    Additional Bond Requirements    4
Section 4.13.    Proceedings and Documents    4
SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY    5
Section 5.1.    Organization; Power and Authority    5
Section 5.2.    Authorization, Etc    5
Section 5.3.    Disclosure    5
Section 5.4.    Organization and Ownership of Shares of Subsidiaries    6
Section 5.5.    Financial Statements; Material Liabilities    6
Section 5.6.    Compliance with Laws, Other Instruments, Etc    7
Section 5.7.    Governmental Authorizations, Etc    7
Section 5.8.    Litigation; Observance of Statutes and Orders    7
Section 5.9.    Taxes    8
Section 5.10.    Title to Property; Leases    8
Section 5.11.    Licenses, Permits, Etc    8
Section 5.12.    Compliance with ERISA    8
Section 5.13.    Private Offering by the Company    9
Section 5.14.    Use of Proceeds; Margin Regulations    9
Section 5.15.    Existing Indebtedness    10
Section 5.16.    Foreign Assets Control Regulations, Etc    10

Section 5.17.    Status under Certain Statutes    11
SECTION 6.    REPRESENTATIONS OF THE PURCHASERS    11
Section 6.1.    Purchase for Investment    11
Section 6.2.    Source of Funds    11
SECTION 7.    INFORMATION AS TO COMPANY    13
Section 7.1.    Financial and Business Information    13
Section 7.2.    Officer’s Certificate    15
Section 7.3.    Visitation    16
Section 7.4.    Compliance    17
SECTION 8.    NEGATIVE COVENANTS    17
Section 8.1.    Economic Sanctions, Etc     17
SECTION 9.    REGISTRATION; EXCHANGE; SUBSTITUTION OF BONDS    17
Section 9.1.    Registration of Bonds    17
Section 9.2.    Transfer and Exchange of Bonds    17
Section 9.3.    Replacement of Bonds    17
SECTION 10.    ELECTRONIC TRANSFER    17
Section 10.1.    Electronic Transfer    17
SECTION 11.    EXPENSES, ETC    17
Section 11.1.    Transaction Expenses    17
Section 11.2.    Survival    18
SECTION 12.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
AGREEMENT    18
SECTION 13.    AMENDMENT AND WAIVER    18
Section 13.1.    Requirements    18
Section 13.2.    Solicitation of Holders of Bonds    19
Section 13.3.    Binding Effect, Etc    19
Section 13.4.    Bonds Held by Company, Etc    20
SECTION 14.    NOTICES    20
SECTION 15.    REPRODUCTION OF DOCUMENTS    20
SECTION 16.    CONFIDENTIAL INFORMATION    21
SECTION 17.    SUBSTITUTION OF PURCHASER    22

SECTION 18.    MISCELLANEOUS    22

Section 18.1.    Successors and Assigns    22
Section 18.2.    Accounting Terms    22
Section 18.3.    Severability    22
Section 18.4.    Construction, Etc    23
Section 18.5.    Counterparts    23
Section 18.6.    Governing Law    23
Section 18.7.    Waiver of Jury Trial    23

SCHEDULE A    —    Information Relating to Purchasers
SCHEDULE B    —     Defined Terms
SCHEDULE C    —    Applicable Interest Rates for the Bonds
SCHEDULE 5.3    —    Disclosure Materials
SCHEDULE 5.4    —    Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5    —    Financial Statements
SCHEDULE 5.15    —    Existing Indebtedness
EXHIBIT 1    —    Form of Thirty-Third Supplemental Indenture
EXHIBIT 4.4(a)    —    Form of Opinion of Special Counsel for the Company
EXHIBIT 4.4(b)    —    Form of Opinion of Special Counsel for the Purchasers

THE LACLEDE GAS COMPANY
700 Market Street
Saint Louis, Missouri 63101
$50,000,000 First Mortgage Bonds due September 15, 2032
$70,000,000 First Mortgage Bonds due September 15, 2047
$50,000,000 First Mortgage Bonds due September 15, 2057
March 20, 2017
TO EACH OF THE PURCHASERS LISTED IN SCHEDULE A HERETO:
Ladies and Gentlemen:
Laclede Gas Company, a Missouri corporation (along with any successor that becomes such in accordance with the Indenture, the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:
SECTION 1.    AUTHORIZATION OF BONDS.
Section 1.1. Bonds. The Company will authorize the issue and sale of (i) $50,000,000 aggregate principal amount of its First Mortgage Bonds due September 15, 2032 (the “Series A Bonds”), (ii) $70,000,000 aggregate principal amount of its First Mortgage Bonds due September 15, 2047 (the “Series B Bonds”) and (iii) $50,000,000 aggregate principal amount of its First Mortgage Bonds due September 15, 2057 (the “Series C Bonds”; and, together with the Series A Bonds and the Series B Bonds, the “Bonds”). The Bonds will be issued pursuant to the Thirty-Third Supplemental Indenture to be dated the date of the Closing (the “Thirty-Third Supplement”) to the Mortgage and Deed of Trust dated as of February 1, 1945, as heretofore amended and supplemented (the “Indenture”). The Bonds shall be substantially in the forms included in the Recitals to the Thirty-Third Supplement and the Thirty-Third Supplement shall be substantially in the form of Exhibit 1 hereto. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
Section 1.2. Interest Rate. (a) The Bonds shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof at the Applicable Interest Rate determined as set forth on Schedule C hereto from the date of issuance, payable semi-annually on March 15th and September 15th of each year thereafter, until such principal amount shall have become due and payable, and as provided in the Thirty-Third Supplement.

SECTION 2.    SALE AND PURCHASE OF BONDS.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds of the series and in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
SECTION 3.    CLOSING.
The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 111 West Monroe, Chicago, Illinois 60603 on March 20, 2017.
The sale and purchase of the Series A Bonds, Series B Bonds and Series C Bonds to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on or prior to September 15, 2017, on a date (which shall be a Business Day) as the Company may select with at least five (5) Business Days prior written notice to the Purchasers in accordance with Section 4.10 hereof. The Applicable Interest Rates for the Bonds shall be determined in relation to the date of the Closing in accordance with Schedule C hereof. At the Closing the Company will deliver to each Purchaser the Series A Bonds, Series B Bonds and Series C Bonds to be purchased by such Purchaser in the form of a single Bond of each series, as applicable (or such greater number of Series A Bonds, Series B Bonds and Series C Bonds in denominations of at least $250,000 as such Purchaser may request), dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, with wire instructions to be provided by the Company to the Purchaser at least three Business Days prior to the Closing date in accordance with Section 4.11. If at the Closing the Company shall fail to tender such Bonds to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
SECTION 4.    CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.
Section 4.3. Compliance Certificates.
(a)Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of this Agreement, the Bonds and the Thirty-Third Supplement.
Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing from (a) Stinson Leonard Street LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6. Sale of Other Bonds. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.
Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the date of this Agreement and the date of Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a detailed statement of such counsel rendered to the Company at least one Business Day prior to the date of this Agreement and the date of Closing.
Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.
Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except as permitted under Article XVII of the Indenture.
Section 4.10. Notice of Closing Date. At least five (5) Business Days prior to the date of the Closing, each Purchaser shall have received written notice signed by a Responsible Officer on letterhead of the Company confirming the date of Closing and the Applicable Interest Rate for the Series A Bonds, the Series B Bonds and the Series C Bonds based on such date selected for the Closing.
Section 4.11. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the bank and account information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Bonds is to be deposited.
Section 4.12. Additional Bond Requirements. At or prior to the Closing, the Thirty-Third Supplement shall have been duly authorized, executed and delivered by the Company and the Trustee thereunder. The Bonds to be purchased by each Purchaser at the Closing shall have been duly authorized, executed and delivered by the Company and duly authenticated and delivered by the Trustee to each such Purchaser and all conditions precedent to the issuance of the Bonds under the Bond Documents shall have been satisfied. Without limiting the foregoing, the Company shall have furnished to each Purchaser and its special counsel true and correct copies of all certificates, approvals, authorizations and consents necessary for the execution, delivery or performance by the Company of this Agreement, the Bonds and the Thirty-Third Supplement including any consents or approvals which may be required in connection with such execution, delivery and performance.
Section 4.13. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser, as of the date of this Agreement and at Closing, that:
Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver the Bond Documents and to perform the provisions hereof and thereof.
Section 5.2. Authorization, Etc. (a) The Bond Documents have been duly authorized by all necessary corporate action on the part of the Company, and the Bond Documents constitute, and upon execution and delivery thereof, assuming due authentication thereof by the Trustee, each Bond will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    Without limiting the foregoing, the Bonds have been duly authorized and, when duly executed, authenticated and issued as provided in the Indenture and delivered pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the security and benefits of the Indenture, will be secured equally and ratably with all other Bonds issued or to be issued under the Indenture. The Indenture constitutes a legally valid and directly enforceable first mortgage lien (except to the extent that enforcement of such lien may be limited by the effect of certain laws and judicial decisions upon the remedies provided in the Indenture; provided, however, such limitations do not render the Indenture invalid as a whole, and legally adequate rights and remedies nevertheless exist under the Indenture and applicable law for pursuit of a claim under the Bonds and for the practical realization of the security and principal legal benefits provided by the Indenture, and except as enforceability of such lien may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general equity principles) upon the respective properties subject thereto (which properties constitute substantially all of the natural gas utility properties of the Company) subject only to “excepted encumbrances” (as defined in the Indenture).
Section 5.3. Disclosure. The Company, through its agents, J.P.Morgan Securities LLC and U.S. Bancorp Investments, Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated February 2017 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the agreements, instruments or certificates delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such agreements, instruments or certificates and such financial statements delivered to each Purchaser prior to March 9, 2017 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, budgets and other estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since September 30, 2016, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (together with the related schedules and notes, if any) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). As of the date of the execution and delivery of this Agreement, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents. As of the date of Closing, the Company and its Subsidiaries will not have any Material liabilities that are not disclosed on the financial statements included, or are not otherwise disclosed in, the Company’s then most recent Form 10-Q or, as applicable, Form 10-K filed with the SEC.
Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution and delivery of the Bond Documents and the performance by the Company of the requirements of the Bond Documents will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien of the Indenture) in respect of any property of the Company or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate, in any Material respect, any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the Bond Documents, other than the authorization of MoPSC, which authorization has been duly obtained and which is in full force and effect as of the time of the Closing.
Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed under “Item 1. Legal Proceedings” in Part II of the Company’s most recent Form 10-Q included as part of the Disclosure Documents, there are no actions, suits or proceedings pending or, to the actual knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed under “Item 1. Legal Proceedings” in Part II of the Company’s most recent Form 10-Q included as part of the Disclosure Documents, to the actual knowledge of the Company, there are no investigations pending or threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA Patriot Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9. Taxes. The Company and its Subsidiaries have filed all Material federal, state and local income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended September 30, 2012.
Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
Section 5.11. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan (other than Multiemployer Plans) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), except for such instances of liability as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate reasonably expected to result in a Material Adverse Effect.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than an amount that could be reasonably expected to result in a Material Adverse Effect. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could be reasonably expected to result in a Material Adverse Effect.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not expected to have a Material Adverse Effect.

(e)The execution and delivery of this Agreement, the Bonds and the Thirty-Third Supplement and the issuance and sale of the Bonds will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Bonds to be purchased by such Purchaser.
Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 23 other Institutional Investors, each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Bonds as set forth under the heading “Summary of Proposed Terms and Conditions” of the Memorandum. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 15% of the value of the consolidated assets of the Company and its

Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15. Existing Indebtedness. Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 31, 2016 (including a description of the obligors, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries other than as permitted under the Indenture. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $25,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15 or as provided in the Indenture.
Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)    No part of the proceeds from the sale of the Bonds hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked
Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or the ICC Termination Act of 1995, as amended.
SECTION 6.    REPRESENTATIONS OF THE PURCHASERS.
Section 6.1. Purchase for Investment. Each Purchaser severally represents that (i) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (ii) it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.
Each Purchaser severally represents that it (or its investment manager) has received and reviewed the Disclosure Documents and has been furnished an opportunity to obtain any additional information or documents concerning the Company and its Subsidiaries, and their financial condition, operations, business or properties, necessary or desirable to make an informed decision as to an investment in the Bonds. Each Purchaser further represents that such Purchaser (or its investment manager) has had the opportunity to ask questions of the Company and received answers from the Company’s Responsible Officers concerning the terms and conditions of the sale of the Bonds and to request the information it believes necessary or appropriate to evaluate the suitability of any investment in the Bonds.
Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an “insurance company pooled separate account”, within the meaning of PTE 90-1 or (ii) a “bank collective investment fund”, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be related within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.
SECTION 7.    INFORMATION AS TO COMPANY.
Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Bonds that is an Institutional Investor:
(a)    Quarterly Statements - within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(i)    an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter, and
(ii)    the related unaudited consolidated statements of income and cash flows for such fiscal quarter and for the portion of the Company’s fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnote disclosures, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.lacledegas.com) and shall have given such holder prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
(b)    Annual Statements - within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i)an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and

(ii)the related audited consolidated statements of income, changes in shareholders’ equity and cash flows, for such fiscal year, including notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Annual Report on Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), and provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;
(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; provided that the Company shall be deemed to have made such delivery of such reports if it shall have timely made Electronic Delivery thereof;
(d)    Notice of Default or Event of Default - promptly, and in any event within ten days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    ERISA Matters - promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof that could be reasonably expected individually or in the aggregate to result in liability that would have a Material Adverse Effect; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could reasonably be expected to result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and
(f)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations under this Agreement and under the Bonds as from time to time may be reasonably requested by such holder of Bonds.
Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Bonds pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a

Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Bonds) a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3. Visitation. The Company shall permit the representatives of each holder of Bonds that is an Institutional Investor:

(a)No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable, but not less than 10 days’, prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all during the Company’s normal business hours; provided, however, that so long as no Default or Event of Default then exists, the holders, collectively, shall be permitted to make no more than two such visits during any fiscal year;

(b)Default - if a Default or Event of Default then exists, at the reasonable expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such reasonable times and as often as may be requested; provided that in the case of any discussion or meeting with the independent public accountants, only if the Company has been given the opportunity to participate in such discussion; and

(c)Restrictions Related to Safety and Confidentiality - notwithstanding the foregoing, the Company reserves the right to restrict access to any of its or its Subsidiaries’ facilities in accordance with reasonably adopted procedures relating to safety and security and the Company nor any of its Subsidiaries shall be required to disclose to the holders of the Bonds or any agents or representatives thereof any information that is the subject of attorney-client privilege or attorney work-product privilege properly asserted by the Company or any of its Subsidiaries to prevent the loss of such privilege in connection with such information or that is prevented from disclosure pursuant to a confidentiality agreement with any non-Affiliate (provided that the Company agrees to use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit disclosure of the relevant information, subject to customary nondisclosure restrictions applicable to the holders of the Bonds, as applicable, and that the Company has received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement).
Section 7.4. Compliance. The Company shall timely comply with the reporting requirements of the Indenture.
SECTION 8.    NEGATIVE COVENANTS.
Section 8.1. Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Bonds) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
SECTION 9.    REGISTRATION; EXCHANGE; SUBSTITUTION OF BONDS.
Section 9.1. Registration of Bonds. The Company shall give to any holder of a Bond that is an Institutional Investor promptly upon request therefor but in any event within 10 Business Days, a complete and correct copy of the names and addresses of all registered holders of Bonds.
Section 9.2. Transfer and Exchange of Bonds. The transfer and exchange of the Bonds shall be pursuant to and in accordance with the terms and provisions of the Indenture.
Section 9.3. Replacement of Bonds. The replacement of lost, stolen, destroyed or mutilated Bonds shall be in accordance with the Indenture.
SECTION 10.    ELECTRONIC TRANSFER.
Section 10.1. Electronic Transfer. The Company shall deliver to the Trustee on or prior to the Closing the wire instructions of each Purchaser contained in Schedule A hereto and acknowledges that such wire instructions are being delivered pursuant to the last two sentences of the first paragraph contained in each of the form of the Series A Bonds, the Series B Bonds and the Series C Bonds.
SECTION 11.    EXPENSES, ETC.
Section 11.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of one special counsel for the Purchasers and, if reasonably required by the Required Holders, one local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Bond Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under the Bond Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Bond Documents, or by reason of being a holder of any Bond, (b) the reasonable costs and expenses, including reasonable financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Bond Documents and (c) the reasonable costs and expenses incurred in connection with the initial filing of any Bond Documents and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000 for each tranche or Series of Bonds. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders retained by or on behalf of the Company. For the avoidance of doubt, the Company will not be liable for any fees, costs or expenses, if any, of brokers or finders retained by or on behalf of a Purchaser, an Additional Purchaser or other holder in connection with its purchase of the Bonds.
Section 11.2. Survival. The obligations of the Company under this Section 11 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of the Bond Documents, and the termination of the Bond Documents.
SECTION 12.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of the Bond Documents, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to a Bond Document shall be deemed representations and warranties of the Company under such Bond Document. Subject to the preceding sentence, the Bond Documents embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
SECTION 13.    AMENDMENT AND WAIVER.
Section 13.1. Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 17 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the Company and the holder of each Bond at the time outstanding affected thereby, amend any of Sections 8, 11, 13 or 16.

Section 13.2. Solicitation of Holders of Bonds.

(a)Solicitation. The Company will provide each Purchaser (at any time prior to the date of the Closing) and each holder of the Bonds (irrespective of the amount of Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of the Bond Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 13 to each Purchaser (with respect to any amendment, waiver or consent effected at any time prior to the date of the Closing) and each holder of outstanding Bonds promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers (with respect to any amendment, waiver or consent effected at any time prior to the date of the Closing) and/or holders of Bonds.

(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser (with respect to any amendment, waiver or consent effected at any time prior to the date of the Closing) or holder of Bonds as consideration for or as an inducement to the entering into by any such Purchaser or such holder of Bonds of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each such Purchaser and each such holder of Bonds then outstanding even if such Purchaser or such holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer. Any consent made pursuant to this Section 13.2 by the holder of any Bond that has transferred or has agreed to transfer such Bond to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder.
Section 13.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 13 applies equally to all holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any holder of such Bond. As used herein, the term “this Agreement” and references thereto shall mean this Agreement (including, without limitation, the Schedules and Exhibits hereto) as it may from time to time be amended or supplemented.

Section 13.4. Bonds Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or in the Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
SECTION 14.    NOTICES.
Except as otherwise provided herein, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy or electronic mail (to those recipients who have provided email addresses specifically for such purpose to the other parties hereto) or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Bond in writing, or

(iv)if to the Trustee, at the following address: 2 South Broadway, Suite 435, Saint Louis, Missouri 63102, attention Richard F. Novosak, Vice President UMB Bank & Trust, N.A, Corporate Trust Division.
Notices under this Section 14 will be deemed given only when actually received.
SECTION 15.    REPRODUCTION OF DOCUMENTS.
The Bond Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 15 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
SECTION 16.    CONFIDENTIAL INFORMATION.
For the purposes of this Section 16, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Bonds), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 16, (iii) any other holder of any Bond, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 16), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 16), (vi) any Governmental Authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure is necessary (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies under such Purchaser’s Bonds and this Agreement. Notwithstanding anything to the contrary, prior to any Purchaser making any permitted disclosure described in clause (x) above (or clause (vi) above but only to the extent such request or demand is specifically targeted at the Company or otherwise arising out of the transactions contemplated hereby), to the extent not prohibited by law or regulation such Purchaser shall use its reasonable efforts to promptly notify the Company in writing and shall use its reasonable efforts to assist the Company (at the Company’s sole expense) to protest and/or challenge any such required or requested disclosures. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 16 as though it were a party to this Agreement.

On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 16.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Bond is required to agree to a confidentiality undertaking (whether through a data room, another secure website, a secure virtual workspace or otherwise) which is different from this Section 16, this Section 16 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 16 shall supersede any such other confidentiality undertaking.
SECTION 17.    SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Bonds that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 17), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Bonds then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 17), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Bonds under this Agreement.
SECTION 18.    MISCELLANEOUS.
Section 18.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.
Section 18.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.
Section 18.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 18.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 18.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 18.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Missouri excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 18.7. Waiver of Jury Trial. The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Bonds or any other document executed in connection herewith or therewith.
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.
Very truly yours,

LACLEDE GAS COMPANY

By:	/s/ Lynn D. Rawlings
	Name:	Lynn D. Rawlings
	Title:	Vice President, Treasurer and
Assistant Corporate Secretary

This Agreement is hereby accepted and agreed to as of the date thereof.

JOHN HANCOCK LIFE INSURANCE COMPANY
(U.S.A)

By:	/s/ Recep Kendircioglu
	Name:	Recep Kendircioglu
	Title:	Senior Managing Director

JOHN HANCOCK LIFE & HEALTH INSURANCE
COMPANY

By:	/s/ Recep Kendircioglu
	Name:	Recep Kendircioglu
	Title:	Senior Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY OF
NEW YORK

By:	/s/ Recep Kendircioglu
	Name:	Recep Kendircioglu
	Title:	Senior Managing Director

This Agreement is hereby accepted and agreed to as of the date thereof.

NEW YORK LIFE INSURANCE COMPANY

By:	/s/ Jessica L. Maizel
	Name:	Jessica L. Maizel
	Title:	Corporate Vice President

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION

By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jessica L. Maizel
	Name:	Jessica L. Maizel
	Title:	Senior Director

NEW YORK LIFE INSURANCE AND ANNUITY
CORPORATION INSTITUTIONALLY OWNED
LIFE INSURANCE SEPARATE ACCOUNT
(BOLI 3)
By:	NYL Investors LLC, its Investment Manager

By:	/s/ Jessica L. Maizel
	Name:	Jessica L. Maizel
	Title:	Senior Director

This Agreement is hereby accepted and agreed to as of the date thereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY

By:	Northwestern Mutual Investment
Management Company, LLC,
its investment advisor

By:	/s/ Timothy S. Collins
	Name:	Timothy S. Collins
	Title:	Managing Director

THE NORTHWESTERN MUTUAL LIFE INSURANCE
COMPANY FOR ITS GROUP ANNUITY
SEPARATE ACCOUNT

By:	/s/ Timothy S. Collins
	Name:	Timothy S. Collins
	Title:	Authorized Representative

This Agreement is hereby accepted and agreed to as of the date thereof.

METROPOLITAN LIFE INSURANCE COMPANY

By:	/s/ John A. Wills
	Name:	John A. Wills
	Title:	Senior Vice President and Managing
Director

METLIFE INSURANCE K.K.
by:	MetLife Investment Advisors, LLC, Its
Investment Manager

By:	/s/ C. Scott Inglis
	Name:	C. Scott Inglis
	Title:	Senior Vice President and Managing
Director

This Agreement is hereby accepted and agreed to as of the date thereof.

GREAT-WEST LIFE & ANNUITY INSURANCE
COMPANY

By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

By:	/s/ Ward Argust
	Name:	Ward Argust
	Title:	Assistant Vice President, Investments

THE CANADA LIFE ASSURANCE COMPANY

By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

By:	/s/ Ward Argust
	Name:	Ward Argust
	Title:	Assistant Vice President, Investments

This Agreement is hereby accepted and agreed to as of the date thereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY
By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

PIONEER MUTUAL LIFE INSURANCE COMPANY
By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

UNITED FARM FAMILY LIFE INSURANCE
COMPANY
By:	American United Life Insurance Company
Its:	Agent

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

This Agreement is hereby accepted and agreed to as of the date thereof.

COUNTRY LIFE INSURANCE COMPANY

By:	/s/ John Jacobs
	Name:	John Jacobs
	Title:	Director - Fixed Income

CMFG LIFE INSURANCE COMPANY
By:	MEMBERS Capital Advisors, Inc.
Its:	acting as Investment Advisor

By:	/s/ Jason Micks
	Name:	Jason Micks
	Title:	Director, Investments

WOODMEN OF THE WORLD LIFE INSURANCE
SOCIETY

By:	/s/ Shawn Bengtson
	Name:	Shawn Bengtson
	Title:	Vice President, Investment

By:	/s/ Dean Holdsworth
	Name:	Dean Holdsworth
	Title:	Director, Mortgage Loan/Real Estate

INFORMATION RELATING TO PURCHASERS

NAME OF AND ADDRESS OF PURCHASER JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)	SERIES OF BONDS TO BE PURCHASED 2047 SERIES 2057 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $10,000,000 $15,000,000
PAYMENTS:

All payments to be by bank wire transfer of immediately available funds to:

Bank Name: ABA Number: Account Number: Account Name: For Further Credit to: On Order of:
The Bank of New York Mellon
021 000 018
8440548400
F008 US PP Collector JHUSA
DDA Number 8901323349
Name of Issuer, CUSIP/PPN and P&I Breakdown
Full name, interest rate and maturity date of Notes or other obligations

NOTICES AND AUDIT REQUESTS:

All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and audit requests shall be sent to:
John Hancock Financial. Services
197 Clarendon Street
Boston, MA 02116
Attention: Investment Administration
Fax Number: (617) 572-1799
Email: InvestmentAdministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:
John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

SCHEDULE A
(to Bond Purchase Agreement)

All other notices shall be sent to:

John Hancock Financial Services         and        John Hancock Financial Services
197 Clarendon Street                        197 Clarendon Street
Boston, MA 02116                        Boston, MA 02116
Attention: Investment Law, C-3                    Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

TAX IDENTIFICATION NUMBER: 01-0233346
REGISTERED NAME OF SECURITIES: John Hancock Life Insurance Company (U.S.A.)

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS            BONDS TO BE     AMOUNT OF BONDS
OF PURCHASER            PURCHASED        TO BE PURCHASED
JOHN HANCOCK LIFE & HEALTH INSURANCE        2047 SERIES        $2,000,000
COMPANY                            2057 SERIES        $2,000,000
PAYMENTS:
All payments to be by bank wire transfer of immediately available funds to:

Bank Name: ABA Number: Account Number: Account Name: For Further Credit to: On Order of:
The Bank of New York Mellon
021 000 018
8440548400
F008 US PP Collector JHUSA
DDA Number 8901323349
Name of Issuer, CUSIP/PPN and P &I Breakdown
Full name, interest rate and maturity date of Notes or other obligations

NOTICES AND AUDIT REQUESTS:
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and audit requests shall be sent to:
John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Investment Administration
Fax Number: (617) 572-1799
Email: InvestmentAdministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:
John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

All other notices shall be sent to:

John Hancock Financial Services         and        John Hancock Financial Services
197 Clarendon Street                        197 Clarendon Street
Boston, MA 02116                        Boston, MA 02116
Attention: Investment Law, C-3                    Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

TAX IDENTIFICATION NUMBER: 13-3072894
REGISTERED NAME OF SECURITIES: John Hancock Life & Health Insurance Company

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS            BONDS TO BE     AMOUNT OF BONDS
OF PURCHASER            PURCHASED        TO BE PURCHASED
JOHN HANCOCK LIFE INSURANCE COMPANY OF    2047 SERIES        $3,000,000
NEW YORK                            2057 SERIES        $3,000,000
PAYMENTS:
All payments to be by bank wire transfer of immediately available funds to:
Bank Name:        The Bank of New York Mellon
ABA Number:        021 000 018
Account Number:    8440548400
Account Name:        F008 US PP Collector JHUSA
For Further Credit to:    DDA Number 8901323349
On Order of:        Name of Issuer, CUSIP/PPN and P&I Breakdown
Full name, interest rate and maturity date of Notes or other obligations
NOTICES AND AUDIT REQUESTS:
All notices with respect to payments, prepayments (scheduled and unscheduled, whether partial or in full) and audit requests shall be sent to:
John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Investment Administration
Fax Number: (617) 572-1799
Email: InvestmentAdministration@jhancock.com
All notices and communication with respect to compliance reporting, financial statements and related certifications shall be sent to:
John Hancock Financial Services
197 Clarendon Street
Boston, MA 02116
Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

All other notices shall be sent to:

John Hancock Financial Services         and        John Hancock Financial Services
197 Clarendon Street                        197 Clarendon Street
Boston, MA 02116                        Boston, MA 02116
Attention: Investment Law, C-3                    Attention: Bond and Corporate Finance, C-2
Email Address: powerteam@jhancock.com

TAX IDENTIFICATION NUMBER: 13-3646501
REGISTERED NAME OF SECURITIES: John Hancock Life Insurance Company of New York

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS        BONDS TO BE         AMOUNT OF BONDS
OF PURCHASER                PURCHASED        TO BE PURCHASED
NEW YORK LIFE INSURANCE COMPANY        2032 SERIES        $7,250,000
[SEE ATTACHED]

NEW YORK LIFE INSURANCE COMPANY
(Tax ID, No. 13-5582869)
(1)All payments by wire or intrabank transfer of immediately available funds to:

JPMorgan Chase Bank
New York, New York 10019
ABA No. 021-000-021
Credit: New York Life Insurance Company
General Account No. 008-9-00687    '

with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds.

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

New York Life Insurance Company
NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603

Attention:    Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385

with a copy sent electronically to:

FlIGLibrary©nylim.com
TraditionalPVtOps@nylim.com

Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2)All other communications:
New York Life Insurance Company
NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010

Attention:    Private Capital Investors
2nd Floor.
Fax #: 908-840-3385

with a copy sent electronically to:
FIIGLibrary@nylim.com
TraditionalPVtOps©nylim.com

and with a copy of any notices regarding defaults or Events of Default under the operative documents to:

Attention:    Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3)Note(s) to be registered in the name of: New York Life Insurance Company

NYL Locked 2.26.2015

NAME OF AND ADDRESS OF PURCHASER NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION	SERIES OF BONDS TO BE PURCHASED 2032 SERIES 2047 SERIES 2057 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $ 7,500,000 $11,000,000 $ 9,000,000

[SEE ATTACHED]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION
(Tax I.D. No. 13-3044743.)

(1)	All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021
Credit: New York Life Insurance and Annuity Corporation
General Account No. 323-8-47382
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,
All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Investment Services
Private Group
2nd Floor
Fax #: 908-840-3385
with a copy sent electronically to:
FlIGLibrary@nylim.com
TraditionaPVtOps@nylimccom
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2)	All other communications:
New York Life Insurance and Annuity Corporation
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208.
New York, New York 10010-1603
Attention:    Private Capital Investors
2rd Floor
Fax #: 908-840-3385
with a copy sent electronically to:
FlIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
Attention:    Office of General Counsel
Investment Section„ Room 1016
Fax #: (212) 576-8340

(3)	Note(s) to be registered in the name of: New York Life Insurance and Annuity Corporation

NYL Locked 2.26.2015

NAME OF AND ADDRESS OF PURCHASER NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)	SERIES OF BONDS TO BE PURCHASED 2032 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $250,000

[SEE ATTACHED]

NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION INSTITUTIONALLY OWNED LIFE INSURANCE SEPARATE ACCOUNT (BOLI 3)
(Tax I.D. No. 13-30447431

(1)	All payments by wire or intrabank transfer of immediately available funds to:
JPMorgan Chase Bank
New York, New York
ABA No. 021-000-021.
Credit: NYLIAC SEPARATE BOLI 3 BROAD FIXED
General Account No. 323-8-39002
with sufficient information (including issuer, PPN number, interest rate, maturity and whether payment is of principal, premium, or interest) to identify the source and application of such funds,
All notices of payments, written confirmations of such wire transfers and any audit confirmation:
New York Life insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Investment Services
Private Group , 2nd Floor
Fax #: 908-840-3385
with a copy sent electronically to:
FlIGLibrary@nylim.com
TraditionalPVtOps@nylim.com
Any changes in the foregoing payment instructions shall be confirmed by e-mail to NYLIMWireConfirmation@nylim.com prior to becoming effective.

(2)	All other communications:
New York Life insurance and Annuity Corporation
Institutionally Owned Life Insurance Separate Account
c/o NYL Investors LLC
51 Madison Avenue
2nd Floor, Room 208
New York, New York 10010-1603
Attention:    Private Capital Investors
2nd Floor
Fax #: 908-840-3385
with a copy sent electronically to:
FlIGLibrary©nylim.com
TraditionalPVtOps@nylim.com
and with a copy of any notices regarding defaults or Events of Default under the operative documents to:
Attention:    Office of General Counsel
Investment Section, Room 1016
Fax #: (212) 576-8340

(3)	Note(s) to be registered in the name of: NeW York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 3)
NYL Locked 2.26.2015

NAME OF AND ADDRESS OF PURCHASER THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	SERIES OF BONDS TO BE PURCHASED 2047 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $28,710,000

I.
All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.
Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company.
E-mail: payments@northwesternmutual.com
         Phone: (414) 665-1679

II.
All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations

E-mail: pavments@northwesternmutual.com
         Phone: (414) 665-1679

III.
All other communications shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department

E-mail: privateinvest@northwesternmutual.com
         Facsimile: (414) 625-7643

IV.	Address for delivery of Notes and closing documents: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Anne T. Brower
V.	Tax Identification No.: 39-0509570

NAME OF AND ADDRESS OF PURCHASER THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT	SERIES OF BONDS TO BE PURCHASED 2047 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $290,000

I.
All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.
Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company for its Group annuity Separate Account.
E-mail: payments@northwesternmutual.com
         Phone: (414) 665-1679

II.
All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations

E-mail: pavments@northwesternmutual.com
         Phone: (414) 665-1679

III.
All other communications shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department

E-mail: privateinvest@northwesternmutual.com
         Facsimile: (414) 625-7643

IV.	Address for delivery of Notes and closing documents: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Anne T. Brower
V.	Tax Identification No.: 39-0509570

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS            BONDS TO BE     AMOUNT OF BONDS
OF PURCHASER            PURCHASED        TO BE PURCHASED
METROPOLITAN LIFE INSURANCE COMPANY    2047 SERIES        $2,200,000
200 Park Avenue
New York, New York 10166
(Securities to be registered in the name of Metropolitan Life Insurance Company)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:
Bank Name:        JPMorgan Chase Bank
ABA Routing #:    021-000-021
Account No.:        002-2-410591
Account Name:    Metropolitan Life Insurance Company
Ref:            [PPN] - Laclede Gas Company, 4.17% due 9/15/2047, Series B
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise.
For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
Metropolitan Life Insurance Company
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Nancy Doyle, VP Priv Placements-Corporates
Emails: PPUCompliance@metlife.com and ndoyle@metlife.com
With a copy OTHER than with respect to deliveries of financial statements to:
Metropolitan Life Insurance Company, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec.invest_law@metlife.com

(3)	Original notes delivered to:

Metropolitan Life Insurance Company, Investments Law
One MetLife Way
Whippany, New Jersey 07981 Attention: Bryan Cho, Esq.

(4)Taxpayer I.D. Number: 13-5581829

(5)UK Passport Treaty Number (if applicable): 13/M/61303/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive - 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER METLIFE INSURANCE K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	SERIES OF BONDS TO BE PURCHASE 2047 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $7,800,000
(Securities to be registered in the name of MetLife Insurance K.K.)

(1)All scheduled payments of principal and interest by wire transfer of immediately available funds to:
Bank Name:        Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:    021000089
Acct No./DDA:    30872002
Acct Name:        METLIFE PP USDF
Ref:            [PP1V] - Laclede Gas Company, 4.17% due 9/15/2047, Series B
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)All notices and communications:
MetLife Asset Management Corp. (Japan) Administration Department
Tokyo Garden Terrace Kioicho Kioi Tower 25F
1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan Attention: Administration Dept. Manager
Email:    saura@metlife.cojp
With a copy to:
MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Nancy Doyle, VP Priv Placements-Corporates
Emails: PPUCompliance@metlife.com and ndoyle@metlife.com
With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
do MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec invest law@metlife.com

(3)	Original notes delivered to:
MetLife Insurance K.K.
do MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Bryan Cho, Esq.

(4)	Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5)	UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlacements@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive - 5th Floor, Tampa, FL 33647

NAME OF AND ADDRESS OF PURCHASER METLIFE INSURANCE K.K. 4-1-3, Taihei, Sumida-ku Tokyo, 130-0012 JAPAN	SERIES OF BONDS TO BE PURCHASED 2057 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $17,000,000
(Securities to be registered in the name of MetLife Insurance K.K.)

(1)	All scheduled payments of principal and interest by wire transfer of immediately available funds to:
Bank Name:        Citibank New York
111 Wall Street, New York, New York 10005 (USA)
ABA Routing #:    021000089
Acct No./DDA:        30872002
Acct Name:        METLIFE PP USDF
Ref:            [PP1V] - Laclede Gas Company, 4.32% due 9/15/2057, Series C
with sufficient information to identify the source and application of such funds, including issuer, PPN#, interest rate, maturity and whether payment is of principal, interest, make whole amount or otherwise. For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

(2)	All notices and communications:
MetLife Asset Management Corp. (Japan) Administration Department
Tokyo Garden Terrace Kioicho Kioi Tower 25F
1-3, Kioicho, Chiyoda-ku, Tokyo 102-8525 Japan Attention: Administration Dept. Manager
Email:    saura@metlife.cojp
With a copy to:
MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC
Investments, Private Placements
One MetLife Way
Whippany, New Jersey 07981
Attention: Nancy Doyle, VP Priv Placements-Corporates
Emails: PPUComplianceCt)metlife.com and ndoyle@metlife.com
With another copy OTHER than with respect to deliveries of financial statements to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Chief Counsel-Investments Law (PRIV)
Email: sec invest iaw@metlife.com

(3)	Original notes delivered to:

MetLife Insurance K.K.
c/o MetLife Investment Advisors, LLC, Investments Law
One MetLife Way
Whippany, New Jersey 07981
Attention: Bryan Cho, Esq.

(4)	Taxpayer I.D. Number: 98-1037269 (USA) and 00661996 (Japan)

(5)	UK Passport Treaty Number (if applicable): 43/M/359828/DTTP

Audit Requests: Soft copy to AuditConfirms.PvtPlaccments@metlife.com or hard copy to: Metropolitan Life Insurance Company, Attn: Private Placements Operations (ATTN: Audit Confirmations), 18210 Crane Nest Drive - 5th Floor, Tampa, FL 33647

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS        BONDS TO BE          AMOUNT OF BONDS    OF PURCHASER            PURCHASED        TO BE PURCHASED

GREAT-WEST LIFE & ANNUITY INSURANCE        2032 SERIES        $7,000,000
COMPANY                                        $8,000,000
8515 East Orchard Road, 3T2
Greenwood Village, CO 80111
Attn: Investments Division
US TIN: 84-0467907
UK DTTP No.: 13/G/63192/DTTP
PAYMENT INSTRUCTIONS - ALL PAYMENTS SHALL BE MADE BY WIRE TRANSFER AS FOLLOWS:
The Bank of New York Mellon
ABA No.: 021-000-018
BNF: GLA111566
Account No.: 6409358400
Account Name: Great-West Life & Annuity Insurance Company
Attn: Income Collection Department
Reference: Security Description and PPN
NOTICES AND COMMUNICATIONS
Great-West Life & Annuity Insurance Company
8515 East Orchard Road, 3T2
Greenwood Village, CO 80111
Attn: Investments Division
Email: bond_compliance@greatwest.com
(Email is preferred method)
PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE
The Depository Trust Company
570 Washington Boulevard, 5th Floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Reference: Great-West Life & Annuity Insurance Company/Acct No. 640935

SERIES OF    PRINCIPAL
NAME OF AND ADDRESS            BONDS TO BE     AMOUNT OF BONDS
OF PURCHASER            PURCHASED        TO BE PURCHASED
THE CANADA LIFE ASSURANCE COMPANY        2032 SERIES        $7,000,000
8515 East Orchard Road, 3T2 Greenwood Village, CO 80111
Attn: Investments Division
TIN: 38-0397420
NOMINEE NAME - ALL SECURITIES ARE TO BE REGISTERED UNDER THE FOLLOWING NOMINEE NAME:
Hare & Co, LLC TIN: 13-6062916
PAYMENT INSTRUCTIONS - ALL PAYMENTS SHALL BE MADE BY WIRE TRANSFER AS FOLLOWS:
The Bank of New York Mellon
ABA No.: 021-000-018
BNF: GLA111566
Account No.: 1147088400
Account Name: The Canada Life Assurance Company
Attn: Income Collection Dept
Reference: Security Description and PPN
NOTICES AND COMMUNICATIONS
The Canada Life Assurance Company
8515 East Orchard Road, 3T2
Greenwood Village, CO 80111
Attn: Investments Division
Email: bond_compliance@greatwest.com
(Email is preferred method)
PHYSICAL DELIVERY OF SECURITIES - NEW ISSUE
The Depository Trust Company
570 Washington Boulevard, 5th Floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Reference: The Canada Life Assurance Company/Acct No. 114708

NAME OF AND ADDRESS OF PURCHASER AMERICAN UNITED LIFE INSURANCE COMPANY	SERIES OF BONDS TO BE PURCHASED 2047 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $2,000,000
The original note(s) should be sent to:
The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
Acct # 186683 American United Life Ins. Co.
570 Washington Blvd. - 5th Floor
Jersey City, NJ 07310
Please send all POST-CLOSING documentation to:
American United Life Insurance Company Attn: Mike Bullock, Securities Department One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com
Payment:    Laclede Gas Company shall make payment of principal and interest on the note(s)
in immediately available funds by wire transfer to the following bank account:
AMERICAN UNITED LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: American United Life Insurance Company
Account #: 186683
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
The United States Tax I.D. Number of American United Life Insurance Company is 35-0145825.

NAME OF AND ADDRESS OF PURCHASER THE STATE LIFE INSURANCE COMPANY	SERIES OF BONDS TO BE PURCHASED 2032 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $3,000,000
The original note(s) should be sent to:

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
Acct # 343761 State Life, c/o AUL
570 Washington Blvd. - 5th Floor
Jersey City, NJ 07310
Please send all POST-CLOSING documentation to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com
Payment:    Laclede Gas Company shall make payment of principal and interest on the note(s)
in immediately available funds by wire transfer to the following bank account:
THE STATE LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: The State Life Insurance Company
Account #: 343761
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
The United States Tax I.D. Number of The State Life Insurance Company is 35-0684263.

NAME OF AND ADDRESS OF PURCHASER THE STATE LIFE INSURANCE COMPANY	SERIES OF BONDS TO BE PURCHASED 2047 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $2,000,000

The original note(s) should be sent to:

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
Acct # 343761 State Life, c/o AUL
570 Washington Blvd. - 5th Floor
Jersey City, NJ 07310
Please send all POST-CLOSING documentation to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com
Payment:    Laclede Gas Company shall make payment of principal and interest on the note(s)
in immediately available funds by wire transfer to the following bank account:
THE STATE LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: The State Life Insurance Company
Account #: 343761
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
The United States Tax I.D. Number of The State Life Insurance Company is 35-0684263.

NAME OF AND ADDRESS OF PURCHASER PIONEER MUTUAL LIFE INSURANCE COMPANY	SERIES OF BONDS TO BE PURCHASED 2047 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $1,000,000
The original note(s) should be sent to:

The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept. Acct # 186709 Pioneer Mutual, c/o AUL 570 Washington Blvd. - 5th Floor
Jersey City, NJ 07310
Please send all POST-CLOSING documentation to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com
Payment:    Laclede Gas Company shall make payment of principal and interest on the note(s)
in immediately available funds by wire transfer to the following bank account:
PIONEER MUTUAL LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA 111566
Account Name: Pioneer Mutual Life Insurance Company
Account #: 186709
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
The United States Tax I.D. Number of Pioneer Mutual Life Insurance Company is 45-0220640.

NAME OF AND ADDRESS OF PURCHASER UNITED FARM FAMILY LIFE INSURANCE COMPANY	SERIES OF BONDS TO BE PURCHASED 2032 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $2,000,000
The original note(s) should be sent to:

The Northern Trust Company
Trade Securities Processing, C-1N
801 South Canal Street
Acct # 26-30867 / UFF Life Insurance Company
Chicago, IL 60607
All notices of payment on or in respect to the note(s) and written confirmation of each such payment, and all POST-CLOSING documentation to be sent to:
Soft copy to:
Roger.mccarty@infarmbureau.com
Or paper copy to:
Indiana Farm Bureau Insurance Investment Accounting Department P.O. Box 1250
Indianapolis, IN 46206-1250
Please send all other notices and communications to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com
Payment:    Laclede Gas Company shall make payment of principal and interest on the note(s)
in immediately available funds by wire transfer to the following bank account:
The Northern Trust Company
ABA 071000152
Trust Wire Account #5186061000
A/C: UFF Life Insurance Company
A/C#: 26-30867
Attn: Laura Hirsch or Paul Campbell

Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
The United States Tax I.D. Number of United Farm Family Life Insurance Company is 35-1097117.

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS            BONDS TO BE     AMOUNT OF BONDS
OF PURCHASER            PURCHASED        TO BE PURCHASED

COUNTRY LIFE INSURANCE COMPANY            2032 SERIES        $4,000,000

Name in Which Note is Registered	COUNTRY LIFE INSURANCE COMPANY
Payment on Account of Note Method Account Information

Federal Funds Wire Transfer
Northern Trust Chgo/Trust
ABA Number 071000152
Wire Account Number 5186041000
SWIFT BIC: CNORUS44
For Further Credit to: 26-02712
Account Name: Country Life Insurance Company
Representing P & I on (list security) [BANK]

Accompanying Information	Name of Company: Description of Security: PPN: Due date and application (as among principal, premium and interest) of the payment being made:
Address/Fax for Notices Related to Payments	Country Life Insurance Company Attention: Investment Accounting 1705 N Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6348 Fax: (309) 821-2800
Address/Fax for All Other Notices	Country Life Insurance Company Attention: Investments 1705 N Towanda Avenue Bloomington, IL 61702 Tel: (309) 821-6260 Fax: (309) 821-6301 PrivatePlacements@countryfinancial.com
Instructions re: Delivery of Notes	The Northern Trust Company Trade Securities Processing - C1N 801 South Canal Street Attn: 26-02712/Country Life Insurance Company Chicago, IL 60607 Include Acct # and Name in cover letter as well.
Tax Identification Number	37-0808781

NAME OF AND ADDRESS OF PURCHASER CMFG LIFE INSURANCE COMPANY Nominee name TURNKEYS & CO	SERIES OF BONDS TO BE PURCHASED 2057 SERIES	PRINCIPAL AMOUNT OF BONDS TO BE PURCHASED $4,000,000

NOTE DELIVERY INSTRUCTIONS:
All Securities Being Purchased Should Be Registered In (See Nominee Name) and Notes
Delivered To:
DTCC
Newport Office Center
570 Washington Blvd
Jersey City, NJ 07310
5th floor / NY Window / Robert Mendez
FBO: State Street Bank & Trust for ZT1E
WIRING INSTRUCTIONS:
ABA: 011000028
Bank: State Street Bank
Account Name: CMFG Life Insurance Company
DDA #: 1662-544-4
REFERENCE FUND: ZT1E
Nominee Name: TURNKEYS & CO
CMFG Life Insurance Company TAX ID#: 39-0230590
TURNKEYS & CO TAX ID#: 03-0400481
All notices of payments, wires, audit confirmations, compliance and,Financials shall be EMAILED to:

EMAIL: DS-PrivatePlacements@cunamutual.com

All Legal communication shall be EMAILED to:
EMAIL:    DS-PrivatePlacements@cunamutual.com EMAIL:     Megan.Arrogante@cunamutual.com

SERIES OF        PRINCIPAL
NAME OF AND ADDRESS            BONDS TO BE     AMOUNT OF BONDS
OF PURCHASER            PURCHASED        TO BE PURCHASED

WOODMEN OF THE WORLD LIFE INSURANCE         2032 SERIES        $4,000,000
SOCIETY

Name in Which Notes are to be Registered	Woodmen of the World Life Insurance Society
Principal Amount	One Note, principal amount
Payment on Account of Note Method Account Information

Federal Funds Wire Transfer
Northern CHGO/Trust
ABA # 071000152
Credit Wire Account #5186041000
Account #26-58056
Account Name: Woodmen of the World Life Insurance
Society-General
Swift# CNORUS44
RE: Wire must identify payment by PPN#, with breakdown of principal/interest amounts.

Accompanying Information	Name of Company Description of Security PPN No. Due Date and Application (as among principal, make whole and interest) of the payment being made
Address For Notices Related to Payments	Woodmen of the World Life Insurance Society Attn: Kim Parrott 1700 Farnam Street Omaha, Nebraska 68102 kparrott@woodmen.org
Address for All Other Notices	Woodmen of the World Life Insurance Society Attn: Kim Parrott 1700 Farnam Street Omaha, Nebraska 68102 kparrott@woodmen.org

Instructions for Delivery of Notes	Woodmen of the World Life Insurance Society Attn: Kim Parrott 1700 Farnam Street Omaha, Nebraska 68102
Tax Identification Number	47-0339250
Jurisdiction of Tax Residence	United States of America
UK Passport Treaty Number (if applicable):	13/W/359158/DTTP - Expires 11/24/2020

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Applicable Interest Rate” means with respect to the Series A Bonds, Series B Bonds and the Series C Bonds, the applicable per annum interest rate set forth on Schedule C hereto.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Bond Documents” means this Agreement, the Bonds and the Indenture as supplemented and amended, including, without limitation, by the Thirty-Third Supplement.
“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York, or St. Louis, Missouri are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
“Closing” is defined in Section 3.
SCHEDULE B
(to Bond Purchase Agreement)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 16.
“Control”, unless the context indicates otherwise, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Electronic Delivery” is defined in Section 7.1(a).
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” shall mean a “completed default” as described in Article XIV of the Indenture.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means
(a)    the government of
(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, or anyone else acting in an official capacity for or on behalf of any of the foregoing, or political party, any official of a political party, candidate for political office, official of any public international organization.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Bond, the Person in whose name such Bond is registered in the register maintained by the Company pursuant to Section 9.1.
“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
“Indenture” is defined in Section 1.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.
“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under the Bond Documents or (c) the validity or enforceability of any Bond Document.
“Memorandum” is defined in Section 5.3.
“MoPSC” means the Missouri Public Service Commission.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.2(a).
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).

“Purchaser” is defined in the first paragraph of this Agreement.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means, at any time, the holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.
“Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series A Bonds” is defined in Section 1.

“Series B Bonds” is defined in Section 1.

“Series C Bonds” is defined in Section 1.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any United States state Governmental Authority pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for United States federal income tax purposes, other than any such lease under which such Person is the lessor.

“Thirty-Third Supplement” is defined in Section 1.

“Trustee” means UMB Bank & Trust, N.A.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

APPLICABLE INTEREST RATES FOR BONDS

If the Closing for the Bonds occurs on any date:	The Applicable Interest Rate per annum for the Series A Bonds will be:	The Applicable Interest Rate per annum for the Series B Bonds will be:	The Applicable Interest Rate per annum for the Series C Bonds will be:
On or before June 15, 2017	3.58%	4.17%	4.32%
June 16, 2017 through July 15, 2017	3.62%	4.19%	4.34%
July 16, 2017 through August 15, 2017	3.65%	4.21%	4.36%
August 16, 2017 through September 15, 2017	3.68%	4.23%	4.38%

SCHEDULE C
(to Bond Purchase Agreement)

DISCLOSURE MATERIALS

1.	Private Placement Memorandum dated February 2017.

2.	Private Placement Presentation dated March 1, 2017.

SCHEDULE 5.3
(to Bond Purchase Agreement)

SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK
None.

SCHEDULE 5.4
(to Bond Purchase Agreement)

FINANCIAL STATEMENTS
Financial Statements Delivered to Purchasers

Laclede Gas Company	Annual Report on form 10-K for the year ended September 30, 2016
Quarterly Report on form 10-Q for the quarter ended December 31, 2016

SCHEDULE 5.5
(to Bond Purchase Agreement)

EXISTING INDEBTEDNESS

Outstanding Indebtedness of Laclede Gas Company as of December 31, 2016
Laclede Gas Company First Mortgage Bonds, as follows:

AMOUNT OUTSTANDING	COUPON	MATURITY	CALL PROVISIONS
$100,000,000	2.00%	8/15/2018	make-whole
$50,000,000	5.50%	05/01/19	make-whole
$55,000,000	3.00%	3/15/2023	make-whole
$250,000,000	3.40%	8/15/2023	at par three months prior to maturity
$45,000,000	3.40%	3/15/2028	make-whole
$25,000,000	7.00%	06/01/29	none
$30,000,000	7.90%	09/15/30	make-whole
$100,000,000	6.00%	05/01/34	make-whole
$55,000,000	6.15%	06/01/36	make-whole
$100,000,000	4.625%	8/15/2043	at par six months prior to maturity

Short-Term Borrowings:
Laclede Gas Company - Commercial Paper Program    $312,850,000

SCHEDULE 5.15
(to Bond Purchase Agreement)

FORM OF THIRTY-THIRD SUPPLEMENTAL INDENTURE
[See Attached]

___________________________________________________________________________________
LACLEDE GAS COMPANY
TO
UMB BANK & TRUST, N.A.
Trustee
________________________________

Thirty-Third Supplemental Indenture
Dated as of [____________] [__], 2017
________________________________

First Mortgage Bonds
$50,000,000 First Mortgage Bonds due September 15, 2032 $70,000,000 First Mortgage Bonds due September 15, 2047 $50,000,000 First Mortgage Bonds due September 15, 2057
___________________________________________________________________________________

TABLE OF CONTENTS
Page
Parties    1
Recitals    1
Previous Indentures    1
Identity of the Company    10
Identity of Trustee    10
Outstanding Bonds    10
Form of Fully Registered Series A Bond    12
Form of Fully Registered Series B Bond    16
Form of Fully Registered Series C Bond    20
Form of Trustee’s Certificate of Authentication.    24
Compliance with legal requirements    19
Granting Clause    19
Exception Clause    20
Habendum Clause    21
Exceptions, Reservations, etc.    21
Grant in trust    21
Covenant Clause    21
ARTICLE I DEFINITIONS    4
SECTION 1.1 Terms Defined by Reference    4
SECTION 1.2 Business Day    4
SECTION 1.3 Trustee    4
SECTION 1.4 Original Indenture    4
SECTION 1.5 First Supplemental Indenture    4
SECTION 1.6 Second Supplemental Indenture    4
SECTION 1.7 Third Supplemental Indenture    4
SECTION 1.8 Fourth Supplemental Indenture    4
SECTION 1.9 Fifth Supplemental Indenture    4
SECTION 1.10 Sixth Supplemental Indenture    4
SECTION 1.11 Seventh Supplemental Indenture    4
SECTION 1.12 Eighth Supplemental Indenture    5
SECTION 1.13 Ninth Supplemental Indenture    5
SECTION 1.14 Tenth Supplemental Indenture    5
SECTION 1.15 Eleventh Supplemental Indenture    5
SECTION 1.16 Twelfth Supplemental Indenture    5
SECTION 1.17 Thirteenth Supplemental Indenture    5

SECTION 1.18 Fourteenth Supplemental Indenture    5
SECTION 1.19 Fifteenth Supplemental Indenture    5
SECTION 1.20 Sixteenth Supplemental Indenture    5
SECTION 1.21 Seventeenth Supplemental Indenture    5
SECTION 1.22 Eighteenth Supplemental Indenture    5
SECTION 1.23 Nineteenth Supplemental Indenture    5
SECTION 1.24 Twentieth Supplemental Indenture    6
SECTION 1.25 Twenty-First Supplemental Indenture    6
SECTION 1.26 Twenty-Second Supplemental Indenture    6
SECTION 1.27 Twenty-Third Supplemental Indenture    6
SECTION 1.28 Twenty-Fourth Supplemental Indenture    6
SECTION 1.29 Twenty-Fifth Supplemental Indenture    6
SECTION 1.30 Twenty-Sixth Supplemental Indenture    6
SECTION 1.31 Twenty-Seventh Supplemental Indenture    6
SECTION 1.32 Twenty-Eighth Supplemental Indenture    6
SECTION 1.33 Twenty-Ninth Supplemental Indenture    6
SECTION 1.34 Thirtieth Supplemental Indenture    6
SECTION 1.35 Thirty-First Supplemental Indenture    6
SECTION 1.36 Thirty-Second Supplemental Indenture    7
SECTION 1.37 Mortgage    7
SECTION 1.38 Hereof, Hereunder, etc    7
SECTION 1.39 Series A, Series B and Series C    7
ARTICLE II CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE SERIES A BONDS    7
SECTION 2.1 Creation and principal amount of the Series A Bonds    7
SECTION 2.2 Date of Bonds    7
SECTION 2.3 Denominations, etc    7
SECTION 2.4 Exchange of Bonds    7
SECTION 2.5 Registration of Bonds    8
SECTION 2.6 Temporary Bonds    8
SECTION 2.7 Payment of Defaulted Interest    8
SECTION 2.8 Transfers or Exchanges of Bonds Called for Redemption    8
SECTION 2.9 Restrictive Legend    8
ARTICLE III REDEMPTION OF SERIES A BONDS    9
SECTION 3.1 Circumstances in Which Redeemable    9

SECTION 3.2 Additional Circumstances in Which Redeemable    9
SECTION 3.3 Purchase of Bonds    11
SECTION 3.4 Notice of Intention to Redeem    11
SECTION 3.5 No Other Redemptions     11
ARTICLE IV CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE SERIES B BONDS    11
SECTION 4.1 Creation and Principal Amount of the Series B Bonds    11
SECTION 4.2 Date of Bonds    12
SECTION 4.3 Denominations, etc     12
SECTION 4.4 Exchange of Bonds    12
SECTION 4.5 Registration of Bonds    12
SECTION 4.6 Temporary Bonds    12
SECTION 4.7 Payment of Defaulted Interest     12
SECTION 4.8 Transfers or Exchanges of Bonds Called for Redemption    13
SECTION 4.9 Restrictive Legend    13
ARTICLE V REDEMPTION OF SERIES B BONDS    13
SECTION 5.1 Circumstances in Which Redeemable    13
SECTION 5.2 Additional Circumstances in Which Redeemable    13
SECTION 5.3 Purchase of Bonds    15
SECTION 5.4 Notice of Intention to Redeem    15
SECTION 5.5 No Other Redemptions     15
ARTICLE VI CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE SERIES C BONDS    16
SECTION 6.1 Creation and Principal Amount of the Series C Bonds    16
SECTION 6.2 Date of Bonds    16
SECTION 6.3 Denominations, etc     16
SECTION 6.4 Exchange of Bonds    16
SECTION 6.5 Registration of Bonds    16
SECTION 6.6 Temporary Bonds    16
SECTION 6.7 Payment of Defaulted Interest     17
SECTION 6.8 Transfers or Exchanges of Bonds Called for Redemption    17
SECTION 6.9 Restrictive Legend    17
ARTICLE VII REDEMPTION OF SERIES C BONDS    17
SECTION 7.1 Circumstances in Which Redeemable    17
SECTION 7.2 Additional Circumstances in Which Redeemable    18

SECTION 7.3 Purchase of Bonds    19
SECTION 7.4 Notice of Intention to Redeem    20
SECTION 7.5 No Other Redemptions    20
ARTICLE VIII PARTICULAR COVENANTS OF THE COMPANY    20
SECTION 8.1 Restrictions as to Dividends    20
SECTION 8.2 Earnings Requirements for Additional Bonds    21
SECTION 8.3 Postponement of Interest    22
SECTION 8.4 Information as to Company    23
ARTICLE IX COMPANY’S RESERVATION OF RIGHTS    23
SECTION 9.1 Company’s Reservation of Rights    23
ARTICLE X MISCELLANEOUS    23
SECTION 10.1 Provisions Required by Trust Indenture Act of 1939 to Control    23
SECTION 10.2 Acceptance of Trust    24
SECTION 10.3 This Indenture Part of Original Indenture    24
SECTION 10.4 Execution in Any Number of Counterparts    24
SECTION 10.5 Date of Execution    24

THIRTY-THIRD SUPPLEMENTAL INDENTURE, dated as of the [___________] day of [____], 2017 between LACLEDE GAS COMPANY, a corporation duly organized and existing under the laws of the State of Missouri, having its principal place of business at 720 Olive Street, St. Louis, Missouri 63101, hereinafter sometimes called the “Company,” party of the first part, and UMB BANK & TRUST, N.A., a national banking association organized under the laws of the United States, having its principal place of business and corporate trust office at Two South Broadway, St. Louis, Missouri 63102, hereinafter sometimes called the “Trustee,” party of the second part.

WHEREAS, there have heretofore been duly executed and delivered the following four indentures between the Company and Mississippi Valley Trust Company, to-wit:

(a)An indenture of mortgage and deed of trust, hereinafter sometimes called the “Original Indenture,” dated as of February 1, 1945, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6324 at Page 93 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2078 at Page 12 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 399 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 480 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 551 at Page 593 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 629 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 1 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 451 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 503 at Page 606 and is filed in the office of the Secretary of State of Missouri under filing number 26,557 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590088; and

(b)A supplemental indenture, hereinafter sometimes called the “First Supplemental Indenture,” dated as of December 1, 1946, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6562 at Page 528, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2268 at Page 273; and

(c)A supplemental indenture, hereinafter sometimes called the “Second Supple-mental Indenture,” dated as of March 15, 1948, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 6687 at Page 467, and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2327 at Page 357; and

(d)A supplemental indenture, hereinafter sometimes called the “Third Supplemental Indenture,” dated as of April 1, 1951, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7079 at Page 125 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 2869 at Page 275; and
WHEREAS, there have been heretofore duly executed and delivered four indentures between the Company and Mercantile Trust Company, to-wit:
(a)    A supplemental indenture, hereinafter sometimes called the “Fourth Supple-
mental Indenture,” dated as of December 1, 1954, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7458 at Page 400 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3342 at Page 34 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 477 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 574 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 198 at Page 721 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 183 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 224 at Page 632 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 1 and is filed in the office of the Secretary of State of Missouri under filing number 26,558; and

(b)    A supplemental indenture, hereinafter sometimes called the “Fifth Supplemental Indenture,” dated as of May 1, 1957, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 7731 at Page 152 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 3766 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 494 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 611 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 38 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 220 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 38 and is filed in the office of the Secretary of State of Missouri under filing number 26,559; and

(c)    A supplemental indenture, hereinafter sometimes called the “Sixth Supplemental Indenture,” dated as of July 1, 1960, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8087 at Page 55 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 4348 at Page 1 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 294 at Page 535 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 651 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 78 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 22 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 260 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 42 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 62 and is filed in the office of the Secretary of State of Missouri under filing number 26,560; and

(d)    A supplemental indenture, hereinafter sometimes called the “Seventh Supple-mental Indenture,” dated as of June 1, 1964, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8506 at Page 215 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5410 at Page 399 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 342 at Page 2 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 697 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 124 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 46 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 306 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 89 and in

the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 90 and is filed in the office of the Secretary of State of Missouri under filing number 26,561; and
WHEREAS, there have been heretofore duly executed and delivered eight indentures between the Company and Mercantile Trust Company National Association, to-wit:

(a)A supplemental indenture, hereinafter sometimes called the “Eighth Supple-mental Indenture,” dated as of April 15, 1966, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8678 at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 5949 at Page 450 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 361 at Page 148 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 746 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 172 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 71 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 354 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 138 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 118 and is filed in the office of the Secretary of State of Missouri under filing number 28,645; and

(b)A supplemental indenture, hereinafter sometimes called the “Ninth Supplemental Indenture,” dated as of May 1, 1968, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8834 at Page 213 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6323 at Page 1904 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 389 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 498 at Page 408 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 790 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 216 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 94 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 398 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 183 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 145 and is filed in the office of the Secretary of State of Missouri under filing number 87,403; and

(c)A supplemental indenture, hereinafter sometimes called the “Tenth Supplemental Indenture,” dated as of May 15, 1970, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 8988 at Page 52 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6456 at Page 132 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 396 at Page 560 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 554 at Page 79 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 434 at Page 829 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 255 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 114 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 77 at Page 436 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 223 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 168 and is filed in the office of the Secretary of State of Missouri under filing number 154,857; and

(d)A supplemental indenture, hereinafter sometimes called the “Eleventh Supple-mental Indenture,” dated as of March 15, 1972, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 9133 at Page 4 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6577 at Page 1993 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 401 at Page 706 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 620 at Page 157 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 435 at Page 23 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 199 at Page 210 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 552 at Page 640 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 226 at Page 282 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 78 at Page 1 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 507 at Page 265 and is filed in the office of the Secretary of State of Missouri under filing number 234,221; and

(e)A supplemental indenture, hereinafter sometimes called the “Twelfth Supple-mental Indenture,” dated as of March 15, 1974, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 40M at Page 1 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6721 at Page 91 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 407 at Page 888 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 677 at Page 1445 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 465 at Page 976 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 210 at Page 255 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 598 at Page 683 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 237 at Page 1 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 84 at Page 117 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 535 at Page 540 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 127 at Page 149 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 58 at Page 731 and is filed in the office of the Secretary of State of Missouri under filing number 333,360; and

(f)A supplemental indenture, hereinafter sometimes called the “Thirteenth Supple-mental Indenture,” dated as of June 1, 1975, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 70M at Page 2061 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6796 at Page 1447 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 411 at Page 9 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 704 at Page 1739 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 481 at Page 292 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 124 at Page 225 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 624 at Page 359 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 242 at Page 234 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 86 at Pages 483-532 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 547 at Page 300 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 130 at Page 416 and in the office of the County Clerk of Wheeler County, Texas, in Trust Vol. 59 at Page 649 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under

Registry No. 227328 in Mtg. Book 108 at Page 478 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 378628 in Mtg. Book 115 at Page 803 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 124894 in Mtg. Book 343 at Page 293 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 128419 in Mtg. Book 75 at Page 546 and is filed in the office of the Secretary of State of Missouri under filing number 397,857; and

(g)A supplemental indenture, hereinafter sometimes called the “Fourteenth Supple-mental Indenture,” dated as of October 26, 1976, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 108M at Page 131 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 6907 at Page 1970 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 416 at Page 192 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 745 at Page 40 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 507 at Page 669 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 241 at Page 279 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 654 at Page 132 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 248 at Page 795 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 89 at Pages 694-700 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 565 at Page 57 and in the office of the Recorder of Deeds of Beckham County, Oklahoma, in Book 315 at Page 146 and in the office of the County Clerk of Wheeler County, Texas, in the Deed Records Vol. 260 at Page 991 and in the office of the Clerk of Court for Sabine Parish, Louisiana, under Registry No. 233001 in Mtg. Book 114 at Page 208 and in the office of the Clerk of Court for DeSoto Parish, Louisiana, under Registry No. 389929 in Mtg. Book 122 at Page 15 and in the office of the Clerk of Court for St. Mary Parish, Louisiana, under Registry No. 129850 in Mtg. Book 360 at Page 593 and in the office of the Clerk of Court for Red River Parish, Louisiana, under Registry No. 131795 in Mtg. Book 79 at Page 21 and is filed in the office of the Secretary of State of Missouri under filing number 479,397 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590089; and

(h)A supplemental indenture, hereinafter sometimes called the “Fifteenth Supple-mental Indenture,” dated as of July 15, 1979, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 202M at Page 1288 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7181 at Page 23 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 430 at Page 273 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 846 at Page 880 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 580 at Page 278 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 285 at Page 93 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 722 at Page 57 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 262 at Pages 709-770 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 98 at Pages 720-781 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 597 at Page 661 and in the office of the County Clerk of Beckham County, Oklahoma, in Misc. Record Book 385 at Page 230 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 273 at Pages 54-116 and in the office of the County Clerk of Blaine County, Oklahoma, in Book 325 Misc. Page 1 and in the office of the County Clerk of Wheeler County,

Texas, in Deed of Trust Records, Vol. 64 at Page 707 and in the office of the County Clerk of Lipscomb County, Texas, in the Deed of Trust Records, Vol. 196 at Page 607 and in the office of the County Clerk of Roberts County, Texas, in the Deed of Trust Records, Vol. 30 at Page 45 and in the office of the County Clerk of Hemphill County, Texas, in the Deed of Trust Records, Vol. 59 at Page 428 and in the office of the Clerk of the Court for St. Mary Parish, Louisiana, under Registry No. 141319 in Mtg. Book 402 at Page 2 and in the office of the Clerk of the Court for the DeSoto Parish, Louisiana, under Registry No. 417237 in Mtg. Book 136 at Page 524 and in the office of the Clerk of the Court for Sabine Parish, Louisiana, under Registry No. 246026 in Mtg. Book 128 at Page 86 and in the office of the Clerk of the Court for Red River Parish, Louisiana, under Registry No. 141470 in Mtg. Book 87 at Page 619 and in the office of the Clerk of the Court for Terrebonne Parish, Louisiana, under Registry No. 602396 and is filed in the office of the Secretary of State of Missouri under Document Number 667303; and
WHEREAS, there have been heretofore duly executed and delivered two indentures between the Company and Mercantile Bank National Association, to-wit:

(a)A supplemental indenture, hereinafter sometimes called the “Sixteenth Supple-mental Indenture,” dated as of May 1, 1986, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-529 at Page 655 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 7902 at Page 1138 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 573 at Page 2 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1080 at Page 1577 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 197 at Page 1 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 407 at Page 137 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 894 at Page 138 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 293 at Page 797 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 116 at Page 589 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 669 at Page 228 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 807 at Page 120 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 191, and in Deed Records, Vol. 348 at Page 69 and in the office of the Secretary of State of Texas under Document Number 131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1322775; and

(b)A supplemental indenture, hereinafter sometimes called the “Seventeenth Supplemental Indenture,” dated as of May 15, 1988, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M-669 at Page 258 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8315 at Page 902 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 676 at Page 449 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1212 at Page 1948 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 396 at Page 1987 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 459 at Page 289 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 962 at Page 8 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 303 at Page 527 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 123 at Page 243 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 691 at Page 620 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 973 at Page 1 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 91 at Page 234, and in Deed Records, Vol. 369 at Page 386 and in the office of the Secretary of State of Texas under Document Number 86131214 and is filed in the office of the Secretary of State of Missouri under Document Number 1596374 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590090; and
WHEREAS, there have been heretofore duly executed and delivered five indentures between the Company and Mercantile Bank of St. Louis National Association, to-wit:

(a)A supplemental indenture, hereinafter sometimes called the “Eighteenth Supple-mental Indenture,” dated as of November 15, 1989, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 762M at Page 1126 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8646 at Page 2196 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 748 at Page 17 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1294 at Page 631 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 442 at Page 14 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 498 at Page 13 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1012 at Page 36 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 311 at Page 503 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 127 at Page 682 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 709 at Page 78 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1094 at Page 263 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 93 at Page 630 and in the office of the Secretary of State of Texas under Document Number 252980 and is filed in the office of the Secretary of State of Missouri under Document Number 1798065 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590091; and

(b)A supplemental indenture, hereinafter sometimes called the “Nineteenth Supple-mental Indenture,” dated as of May 15, 1991, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book 848 at Page 716 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 8983 at Page 1095 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 821 at Page 79 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1370 at Page 1846 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 483 at Page 1909 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 541 at Page 82 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1060 at Page 253 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 319 at Page 355 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 132 at Page 44 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 725 at Page 442 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1213 at Page 105, UCC Filing No. 135, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023021, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Vol. 96 at Page 96 and in Deed Records, Book 399 at Page 254, and in the office of the Secretary of State of Texas under Document Number 088153 and is filed in the office of the Secretary of State of Missouri under Document Number 1999268 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590092; and

(c)A supplemental indenture, hereinafter sometimes called the “Twentieth Supple-mental Indenture,” dated as of November 1, 1992, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M945 at Page 1068 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9494 at Page 423 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 937 at Page 144 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1491 at Page 1289 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 543 at Page 2135 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 594 at Page 10 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1121 at Page 458 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 326 at Page 888 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 137 at Page 166 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 747 at Page 72 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 712 at Page 889 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1303 at Page 39, UCC Filing No. 296, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 056514, and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 88 and in Deed Records, Book 409 at Page 589, and in the office of the Secretary of State of Texas under Document Number 212435 and is filed in the office of the Secretary of State of Missouri under Document Number 2188520 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590093; and

(d)A supplemental indenture, hereinafter sometimes called the “Twenty-First Supplemental Indenture,” dated as of May 1, 1993, which is recorded in the office of the Recorder of Deeds of the City of St. Louis, Missouri, in Book M982 at Page 0356 and in the office of the Recorder of Deeds of St. Louis County, Missouri, in Book 9701 at Page 797 and in the office of the Recorder of Deeds of Boone County, Missouri, in Book 979 at Page 722 and in the office of the Recorder of Deeds of St. Charles County, Missouri, in Book 1542 at Page 1449 and in the office of the Recorder of Deeds of Jefferson County, Missouri, in Book 567 at Page 2217 and in the office of the Recorder of Deeds of Ste. Genevieve County, Missouri, in Book 610 at Page 136 and in the office of the Recorder of Deeds of St. Francois County, Missouri, in Book 1142 at Page 84 and in the office of the Recorder of Deeds of Iron County, Missouri, in Book 328 at Page 508 and in the office of the Recorder of Deeds of Madison County, Missouri, in Book 139 at Page 361 and in the office of the Recorder of Deeds of Butler County, Missouri, in Book 753 at Page 328 and in the office of the Recorder of Deeds of Franklin County, Missouri, in Book 743 at Page 638 and in the office of the County Clerk of Roger Mills County, Oklahoma, in Book 1337 at Page 10, UCC Filing No. 109, and in the office of the County Clerk of Oklahoma County, Oklahoma, UCC Filing No. 023874 and in the office of the County Clerk of Wheeler County, Texas, in Deed of Trust Records, Book 98 at Page 804 and in Deed Records, Book 413 at Page 387, and in the office of the Secretary of State of Texas under Document No. 086970 and is filed in the office of the Secretary of State of Missouri under Document No. 2259648 and is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2590094; and

(e)    A supplemental indenture, hereinafter sometimes called the “Twenty-Second
Supplemental Indenture,” dated as of November 15, 1995, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2604323; and
WHEREAS, there have been heretofore duly executed and delivered three indentures between the Company and State Street Bank and Trust Company of Missouri, N.A., to-wit:

(a)A supplemental indenture, hereinafter sometimes called the “Twenty-Third Supplemental Indenture,” dated as of October 15, 1997, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 2841222; and

(b)A supplemental indenture, hereinafter sometimes called the “Twenty-Fourth Supplemental Indenture,” dated as of June 1, 1999, which is filed in the office of the Secretary of State of Missouri pursuant to R.S.Mo. 443.451 under filing number 3039096; and

(c)A supplemental indenture, hereinafter sometimes called the “Twenty-Fifth Supplemental Indenture,” dated as of September 15, 2000, which is filed in the office of the Secretary of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 4088953; and
WHEREAS, there has been heretofore duly executed and delivered seven supplemental indentures between the Company and UMB Bank & Trust, N.A., to-wit:

(a)A supplemental indenture, hereinafter sometimes called the “Twenty-Sixth Supplemental Indenture,” dated as of June 15, 2001, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 4178825; and

(b)A supplemental indenture, hereinafter sometimes called the “Twenty-Seventh Supplemental Indenture,” dated as of April 15, 2004, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20040045002J; and

(c)A supplemental indenture, hereinafter sometimes called the “Twenty-Eighth Supplemental Indenture,” dated as of April 15, 2004, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20040045001H; and

(d)A supplemental indenture, hereinafter sometimes called the “Twenty-Ninth Supplemental Indenture,” dated as of June 1, 2006, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20060063448E; and

(e)A supplemental indenture, hereafter sometimes called the “Thirtieth Supplemental Indenture,” dated as of September 15, 2008, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 20080102574M; and

(f)A supplemental indenture, hereafter sometimes called the “Thirty-First Supplemental Indenture,” dated as of March 15, 2013, which is filed in the office of the

Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 1303141991416; and
(g)    A supplemental indenture, hereafter sometimes called the “Thirty-Second Supplemental Indenture,” dated as of August 13, 2013, which is filed in the office of the Secretary of State of the State of Missouri pursuant to R.S.Mo. 443.451 under filing number 1308132671740.
WHEREAS, the Company is the same corporation as is designated in the Original and First and Second Supplemental Indentures as The Laclede Gas Light Company, which was the Company’s corporate name, but before the date of the Third Supplemental Indenture its corporate name was duly changed to, and now is, Laclede Gas Company; and
WHEREAS, UMB Bank & Trust, n.a., the party of the second part to this Thirty-Third Supplemental Indenture, is the present Trustee under the Original Indenture, being the successor to State Street Bank and Trust Company of Missouri, N. A., which was the successor to Mercantile Bank of St. Louis National Association (from which State Street Bank and Trust Company of Missouri, N.A., acquired certain corporate trust assets), which was the successor to Mercantile Bank National Association, which was the successor to Mercantile Trust Company National Association, which was the successor to Mercantile Trust Company (which in turn was the corporation resulting from a consolidation on August 31, 1951, to which Mississippi Valley Trust Company, the original Trustee, was a party); and
WHEREAS, there are now outstanding under the Twenty-Fourth Supplemental Indenture, First Mortgage Bonds of the 7% Series due June 1, 2029; under the Twenty-Fifth Supplemental Indenture, First Mortgage Bonds of the 7.90% Series due September 15, 2030; under the Twenty-Seventh Supplemental Indenture, First Mortgage Bonds of the 5 1/2% Series due May 1, 2019; under the Twenty-Eighth Supplemental Indenture, First Mortgage Bonds of the 6% Series due May 1, 2034; under the Twenty-Ninth Supplemental Indenture, First Mortgage Bonds of the 6.15% Series due June 1, 2036; under the Thirty-First Supplemental Indenture, First Mortgage Bonds of the 3.00% Series due March 15, 2023 and First Mortgage Bonds of the 3.40% Series due March 15, 2028; and under the Thirty-Second Supplemental Indenture, First Mortgage Bonds of the 2.000% Series due August 15, 2018, First Mortgage Bonds of the 3.400% Series due August 15, 2023 and First Mortgage Bonds of the 4.625% Series due August 15, 2043; but all bonds of the twenty three series provided for respectively by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Sixth and Thirtieth Supplemental Indentures and the First Mortgage Bonds of the 3 1/2% Series issued under the Original Indenture have ceased to be outstanding; and
WHEREAS, the Company desires to create three new series of bonds under the Mortgage to be designated as (a) “First Mortgage Bonds due September 15, 2032” (hereinafter sometimes referred to as the “Series A Bonds”), for an aggregate principal amount of $50,000,000, (b) “First Mortgage Bonds due September 15, 2047” (hereinafter sometimes referred to as the “Series B Bonds”), for an aggregate principal amount of $70,000,000, and (c) “First Mortgage Bonds due September 15, 2057” (hereinafter sometimes referred to as the “Series C Bonds”), for an aggregate principal amount of $50,000,000, in each case to be issued as fully registered bonds without coupons, the definitive bonds (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee’s certificate of authentication thereof to be substantially in the following forms, respectively:

(FORM OF FULLY REGISTERED SERIES A BOND)
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

LACLEDE GAS COMPANY
FIRST MORTGAGE BOND,
[a.aa]% Series A due September 15, 2032
[PPN Number]                                            [Date]
No._________                                                $_____

LACLEDE GAS COMPANY, a corporation of the State of Missouri (hereinafter called
“the Company”), for value received hereby promises to pay to ___________ or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the registered owner hereof at the office or agency of the Company in the City of St. Louis, State of Missouri, ______________Dollars on the 15th day of September, 2032 (or upon earlier redemption), by check or draft (or as otherwise provided herein) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof by check or draft (or as otherwise provided herein) interest thereon from and including [DATE OF ISSUANCE] or from the fifteenth day of March or September next preceding the date of this bond to which date interest has been paid or duly provided for (or, if this bond is dated any date after the record date for any interest payment date and on or before such interest payment date, then from such interest payment date), at the rate of [a.aa]% per annum, in like coin or currency at either of said offices or agencies at the option of the registered owner hereof, on March 15 and September 15 in each year, commencing on March 15, 2018, until the Company’s obligation with respect to the payment of such principal shall have been discharged. If any interest payment date or any date of maturity or redemption of principal of this bond falls on a day that is not a Business Day (as defined below), principal and/or interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri or on which the corporate trust office of the Trustee is closed for business. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be March 1 or September 1, as the case may be, next preceding such interest payment date (whether or not a Business Day). Notwithstanding the foregoing, so long as the holder is The Depository Trust Company ("DTC") or a nominee thereof, such payments of principal and interest will be made in accordance with the Blanket Issuer Letter of Representations dated April 20, 2004 between DTC and the Company (or such successor arrangement thereto). If a registered owner of an aggregate principal amount in excess of $100,000 of the bonds so requests, payments of principal and interest to that registered owner shall be made by electronic transfer to an account at a commercial bank or savings institution located in the continental United States designated in writing by such registered owner. Any such request must be made in writing to the Company and UMB Bank & Trust, n.a. (hereinafter sometimes referred to as the “Trustee”) at least 10 days in advance of such payment and must specify the name and address of the receiving bank, its ABA routing number, and the account name and number to receive the electronic transfer.
This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds due September 15, 2032 (hereinafter referred to as the “Series A Bonds”), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund established in accordance with the provisions of the Mortgage hereinafter mentioned may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (hereinafter referred to as the “Original Indenture”) dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, which was succeeded through consolidation by Mercantile Trust Company, which was succeeded by Mercantile Trust Company National Association, which was succeeded by Mercantile Bank National Association, which was succeeded by Mercantile Bank of St. Louis National Association, which was succeeded by State Street Bank and Trust Company of Missouri, N.A., which in turn was succeeded by UMB Bank & Trust, n.a., as Trustee, and indentures supplemental thereto, including the Thirty-Third Supplemental Indenture thereto dated as of [________] [____], 2017 (hereinafter referred to as the “Thirty-Third Supplemental Indenture”), said Mortgage and Deed of Trust as supplemented being herein called the “Mortgage,” to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the owners of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the owners of a majority or more in principal amount of the bonds affected by such modification or alteration (including the Series A Bonds, if so affected) then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest, or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the owner hereof of a lien upon such property without the consent of the owner hereof, except that the owners of not less than seventy-five percent (75%) in principal amount of the bonds at any time outstanding under the Mortgage (including a like percent of the principal amount of the Series A Bonds, if any interest payment on the Series A Bonds is to be affected) may consent on behalf of the owners of all bonds at any time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

The Series A Bonds are redeemable prior to maturity, in whole or in part, upon the notice referred to below, and otherwise subject to the provisions of the Mortgage: (i) pursuant to paragraph (B) of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies) at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption; or (ii) pursuant to Section 3.2 of the Thirty-Third Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Amount (as defined in the Thirty-Third Supplemental Indenture) determined for the redemption date with respect to such principal amount, plus, in each case, accrued interest thereon to the date fixed for redemption without premium. The Company will give each holder of Series A Bonds written notice of each optional redemption under Section 3.2 of the Thirty-Third Supplemental Indenture not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption. Each such notice shall specify such redemption date (which shall be a Business Day), the aggregate principal amount of the bonds to be redeemed on such date, the principal amount of each bond held by such holder to be redeemed (determined in accordance with Section 3.2 of the Thirty-Third Supplemental Indenture), and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and, if applicable, shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer or controller of the Company (each a “Senior Financial Officer”) as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to a redemption pursuant to clause (ii) above if such redemption is to occur prior to the Series A Par Call Date (as defined in the Thirty-Third Supplemental Indenture), the Company shall deliver to each holder of Series A Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date. Except as set forth above, the Series A Bonds are not redeemable prior to September 15, 2032.
The principal hereof and the interest accrued hereon may be declared or may become due on the conditions, in the manner, and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.
At the option of the registered owner, any Series A Bonds, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.
This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.
No recourse shall be had for the payment of the principal of or of interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each holder of this bond will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 16 of the Bond Purchase Agreement dated as of March 20, 2017, between the Company and the purchasers of Series A Bonds listed in Schedule A thereto (the “Bond Purchase Agreement”) and (ii) made the representations set forth in Section 6.1 of the Bond Purchase Agreement.
This bond shall not become obligatory until UMB Bank & Trust, n.a., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.
IN WITNESS WHEREOF, LACLEDE GAS COMPANY has caused this instrument to be signed in its name by its President or one of its Vice-Presidents, by his or her signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

Dated                                LACLEDE GAS COMPANY
By _____________________
ATTEST:

_______________________________

(FORM OF FULLY REGISTERED SERIES B BOND)
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

LACLEDE GAS COMPANY
FIRST MORTGAGE BOND,
[b.bb]% Series B due September 15, 2047
[PPN Number]                                        [Date]________
No.______________                                     $________________

LACLEDE GAS COMPANY, a corporation of the State of Missouri (hereinafter called
“the Company”), for value received hereby promises to pay to ____________or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the registered owner hereof at the office or agency of the Company in the City of St. Louis, State of Missouri, _______________ Dollars on the 15th day of September, 2047 (or upon earlier redemption), by check or draft (or as otherwise provided herein) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof by check or draft (or as otherwise provided herein) interest thereon from and including [DATE OF ISSUANCE] or from the fifteenth day of March or September next preceding the date of this bond to which date interest has been paid or duly provided for (or, if this bond is dated any date after the record date for any interest payment date and on or before such interest payment date, then from such interest payment date), at the rate of [b.bb]% per annum, in like coin or currency at either of said offices or agencies at the option of the registered owner hereof, on March 15 and September 15 in each year, commencing on March 15, 2018, until the Company’s obligation with respect to the payment of such principal shall have been discharged. If any interest payment date or any date of maturity or redemption of principal of this bond falls on a day that is not a Business Day (as defined below), principal and/or interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri or on which the corporate trust office of the Trustee is closed for business. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be March 1 or September 1, as the case may be, next preceding such interest payment date (whether or not a Business Day). Notwithstanding the foregoing, so long as the holder is The Depository Trust Company ("DTC") or a nominee thereof, such payments of principal and interest will be made in accordance with the Blanket Issuer Letter of Representations dated April 20, 2004 between DTC and the Company (or such successor arrangement thereto). If a registered owner of an aggregate principal amount in excess of $100,000 of the bonds so requests, payments of principal and interest to that registered owner shall be made by electronic transfer to an account at a commercial bank or savings institution located in the continental United States designated in writing by such registered owner. Any such request must be made in writing to the Company and UMB Bank & Trust, n.a. (hereinafter sometimes referred to as the “Trustee”) at least 10 days in advance of such payment and must specify the name and address of the receiving bank, its ABA routing number, and the account name and number to receive the electronic transfer.
This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds due September 15, 2047 (hereinafter referred to as the “Series B Bonds”), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund established in accordance with the provisions of the Mortgage hereinafter mentioned may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (hereinafter referred to as the “Original Indenture”) dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, which was succeeded through consolidation by Mercantile Trust Company, which was succeeded by Mercantile Trust Company National Association, which was succeeded by Mercantile Bank National Association, which was succeeded by Mercantile Bank of St. Louis National Association, which was succeeded by State Street Bank and Trust Company of Missouri, N.A., which in turn was succeeded by UMB Bank & Trust, n.a., as Trustee, and indentures supplemental thereto, including the Thirty-Third Supplemental Indenture thereto dated as of [_________] [______], 2017 (hereinafter referred to as the “Thirty-Third Supplemental Indenture”), said Mortgage and Deed of Trust as supplemented being herein called the “Mortgage,” to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the owners of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the owners of a majority or more in principal amount of the bonds affected by such modification or alteration (including the Series B Bonds, if so affected) then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest, or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the owner hereof of a lien upon such property without the consent of the owner hereof, except that the owners of not less than seventy-five percent (75%) in principal amount of the bonds at any time outstanding under the Mortgage (including a like percent of the principal amount of the Series B Bonds, if any interest payment on the Series B Bonds is to be affected) may consent on behalf of the owners of all bonds at any time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

The Series B Bonds are redeemable prior to maturity, in whole or in part, upon the notice referred to below, and otherwise subject to the provisions of the Mortgage: (i) pursuant to paragraph (B) of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies) at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption; or (ii) pursuant to Section 5.2 of the Thirty-Third Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Amount (as defined in the Thirty-Third Supplemental Indenture) determined for the redemption date with respect to such principal amount, plus, in each case, accrued interest thereon to the date fixed for redemption without premium. The Company will give each holder of Series B Bonds written notice of each optional redemption under Section 5.2 of the Thirty-Third Supplemental Indenture not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption. Each such notice shall specify such redemption date (which shall be a Business Day), the aggregate principal amount of the bonds to be redeemed on such date, the principal amount of each bond held by such holder to be redeemed (determined in accordance with Section 5.2 of the Thirty-Third Supplemental Indenture), and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and, if applicable, shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer or controller of the Company (each a “Senior Financial Officer”) as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to a redemption pursuant to clause (ii) above if such redemption is to occur prior to the Series B Par Call Date (as defined in the Thirty-Third Supplemental Indenture), the Company shall deliver to each holder of Series B Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date. Except as set forth above, the Series B Bonds are not redeemable prior to September 15, 2047.
The principal hereof and the interest accrued hereon may be declared or may become due on the conditions, in the manner, and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.
At the option of the registered owner, any Series B Bonds, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.
This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.
No recourse shall be had for the payment of the principal of or of interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each holder of this bond will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 16 of the Bond Purchase Agreement dated as of March 20, 2017, between the Company and the purchasers of Series B Bonds listed in Schedule A thereto (the “Bond Purchase Agreement”) and (ii) made the representations set forth in Section 6.1 of the Bond Purchase Agreement.
This bond shall not become obligatory until UMB Bank & Trust, n.a., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.
IN WITNESS WHEREOF, LACLEDE GAS COMPANY has caused this instrument to be signed in its name by its President or one of its Vice-Presidents, by his or her signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

Dated                                LACLEDE GAS COMPANY
By _____________________
ATTEST:

_______________________________

(FORM OF FULLY REGISTERED SERIES C BOND)
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

LACLEDE GAS COMPANY
FIRST MORTGAGE BOND,
[c.cc]% Series C due September 15, 2057
[PPN Number]                                        [Date]________
No.____________                                        $____________

LACLEDE GAS COMPANY, a corporation of the State of Missouri (hereinafter called
“the Company”), for value received hereby promises to pay to _____________ or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the option of the registered owner hereof at the office or agency of the Company in the City of St. Louis, State of Missouri, _________________ Dollars on the 15th day of September, 2057 (or upon earlier redemption), by check or draft (or as otherwise provided herein) in such coin or currency of the United States of America as at the time of payment shall be legal tender for public and private debts, and to pay to the registered owner hereof by check or draft (or as otherwise provided herein) interest thereon from and including [DATE OF ISSUANCE] or from the fifteenth day of March or September next preceding the date of this bond to which date interest has been paid or duly provided for (or, if this bond is dated any date after the record date for any interest payment date and on or before such interest payment date, then from such interest payment date), at the rate of [c.cc]% per annum, in like coin or currency at either of said offices or agencies at the option of the registered owner hereof, on March 15 and September 15 in each year, commencing on March 15, 2018, until the Company’s obligation with respect to the payment of such principal shall have been discharged. If any interest payment date or any date of maturity or redemption of principal of this bond falls on a day that is not a Business Day (as defined below), principal and/or interest payable on such date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after such date to such succeeding Business Day. “Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law, regulation, or executive order to close in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri or on which the corporate trust office of the Trustee is closed for business. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be March 1 or September 1, as the case may be, next preceding such interest payment date (whether or not a Business Day). Notwithstanding the foregoing, so long as the holder is The Depository Trust Company ("DTC") or a nominee thereof, such payments of principal and interest will be made in accordance with the Blanket Issuer Letter of Representations dated April 20, 2004 between DTC and the Company (or such successor arrangement thereto). If a registered owner of an aggregate principal amount in excess of $100,000 of the bonds so requests, payments of principal and interest to that registered owner shall be made by electronic transfer to an account at a commercial bank or savings institution located in the continental United States designated in writing by such registered owner. Any such request must be made in writing to the Company and UMB Bank & Trust, n.a. (hereinafter sometimes referred to as the “Trustee”) at least 10 days in advance of such payment and must specify the name and address of the receiving bank, its ABA routing number, and the account name and number to receive the electronic transfer.
This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds due September 15, 2057 (hereinafter referred to as the “Series C Bonds”), all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund established in accordance with the provisions of the Mortgage hereinafter mentioned may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (hereinafter referred to as the “Original Indenture”) dated as of February 1, 1945, executed by the Company to Mississippi Valley Trust Company, which was succeeded through consolidation by Mercantile Trust Company, which was succeeded by Mercantile Trust Company National Association, which was succeeded by Mercantile Bank National Association, which was succeeded by Mercantile Bank of St. Louis National Association, which was succeeded by State Street Bank and Trust Company of Missouri, N.A., which in turn was succeeded by UMB Bank & Trust, n.a., as Trustee, and indentures supplemental thereto, including the Thirty-Third Supplemental Indenture thereto dated as of [_________] [_____], 2017 (hereinafter referred to as the “Thirty-Third Supplemental Indenture”), said Mortgage and Deed of Trust as supplemented being herein called the “Mortgage,” to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the owners of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the owners of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by the affirmative vote of the owners of a majority or more in principal amount of the bonds affected by such modification or alteration (including the Series C Bonds, if so affected) then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest, or the creation of a lien on the mortgaged and pledged property ranking prior to or on a parity with the lien of the Mortgage or the deprivation of the owner hereof of a lien upon such property without the consent of the owner hereof, except that the owners of not less than seventy-five percent (75%) in principal amount of the bonds at any time outstanding under the Mortgage (including a like percent of the principal amount of the Series C Bonds, if any interest payment on the Series C Bonds is to be affected) may consent on behalf of the owners of all bonds at any time outstanding to the postponement of any interest payment for a period not exceeding three years from its due date.

The Series C Bonds are redeemable prior to maturity, in whole or in part, upon the notice referred to below, and otherwise subject to the provisions of the Mortgage: (i) pursuant to paragraph (B) of Section 13.06 of the Original Indenture (having reference to the taking of all the mortgaged property by eminent domain and certain comparable contingencies) at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption; or (ii) pursuant to Section 7.2 of the Thirty-Third Supplemental Indenture at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Amount (as defined in the Thirty-Third Supplemental Indenture) determined for the redemption date with respect to such principal amount, plus, in each case, accrued interest thereon to the date fixed for redemption without premium. The Company will give each holder of Series C Bonds written notice of each optional redemption under Section 7.2 of the Thirty-Third Supplemental Indenture not less than thirty (30) days and not more than sixty (60) days prior to the date fixed for such redemption. Each such notice shall specify such redemption date (which shall be a Business Day), the aggregate principal amount of the bonds to be redeemed on such date, the principal amount of each bond held by such holder to be redeemed (determined in accordance with Section 7.2 of the Thirty-Third Supplemental Indenture) and the interest to be paid on the redemption date with respect to such principal amount being redeemed, and, if applicable, shall be accompanied by a certificate of the chief financial officer, principal accounting officer, treasurer or controller of the Company (each a “Senior Financial Officer”) as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to a redemption pursuant to clause (ii) above if such redemption is to occur prior to the Series C Par Call Date (as defined in the Thirty-Third Supplemental Indenture), the Company shall deliver to each holder of Series C Bonds a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date. Except as set forth above, the Series C Bonds are not redeemable prior to September 15, 2057.
The principal hereof and the interest accrued hereon may be declared or may become due on the conditions, in the manner, and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.
At the option of the registered owner, any Series C Bonds, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.
This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, upon surrender and cancellation of this bond and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes.
No recourse shall be had for the payment of the principal of or of interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors, as such, being released by the owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.
Each holder of this bond will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 16 of the Bond Purchase Agreement dated as of March 20, 2017, between the Company and the purchasers of Series C Bonds listed in Schedule A thereto (the “Bond Purchase Agreement”) and (ii) made the representations set forth in Section 6.1 of the Bond Purchase Agreement.
This bond shall not become obligatory until UMB Bank & Trust, n.a., the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.
IN WITNESS WHEREOF, LACLEDE GAS COMPANY has caused this instrument to be signed in its name by its President or one of its Vice-Presidents, by his or her signature or a facsimile thereof, and a facsimile of its corporate seal to be imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his or her signature or a facsimile thereof.

Dated                                LACLEDE GAS COMPANY
By _____________________
ATTEST:

_______________________________

(FORM OF TRUSTEE’S CERTIFICATE)
This bond is one of the bonds, of the Series herein designated, provided for in the within-mentioned Mortgage.
UMB BANK & TRUST, N.A.
Trustee
By ____________________________
Authorized Signatory
and
WHEREAS, all conditions and requirements necessary to make this Thirty-Third Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;
NOW, THEREFORE, THIS THIRTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH: That Laclede Gas Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage and of said bonds, hath granted, bargained and sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain and sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto UMB Bank & Trust, n.a., as Trustee, and to its successor or successors in said trust and its and their assigns forever, all the following described properties of the Company, that is to say:
All several parcels of real estate more particularly described in the Original Indenture as Parcels Nos. 1 to 14 inclusive, and in the First Supplemental Indenture as Parcels (a) to (i) inclusive, and the Third Supplemental Indenture as Parcels II to VI inclusive, and in the Fourth Supplemental Indenture in paragraphs II to VII inclusive, beginning on page 13 and extending to page 15 thereof, and in the Fifth Supplemental Indenture in paragraphs II to X inclusive, beginning on page 14 and extending to page 17 thereof, and in the Sixth Supplemental Indenture in paragraphs II to XI inclusive, beginning on page 14 and extending to page 21 thereof, and in the Seventh Supplemental Indenture in paragraphs II to XIII inclusive, beginning on page 16 and extending to page 24 thereof, and in the Eighth Supplemental Indenture in paragraphs II to VIII inclusive, beginning on page 16 and extending to page 19 thereof, and in the Ninth Supplemental Indenture in paragraphs II and III, beginning on page 11 and extending to page 12 thereof, and in the Tenth Supplemental Indenture in paragraphs II to VI inclusive, beginning on page 11 and extending to page 13 thereof, and in the Eleventh Supplemental Indenture in paragraphs II and III, beginning on page 13 and extending to page 16 thereof, and in the Twelfth Supplemental Indenture on page 15 thereof, and in the Thirteenth Supplemental Indenture beginning on page

16 and extending to page 24 thereof, and in the Fifteenth Supplemental Indenture beginning on page 15 and extending to page 39 thereof, and in the Sixteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Seventeenth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Eighteenth Supplemental Indenture beginning on page 15 and extending to page 16 thereof, and in the Nineteenth Supplemental Indenture beginning on page 16 and extending to page 17 thereof, and in the Twentieth Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-First Supplemental Indenture beginning on page 17 and extending to page 19 thereof, and in the Twenty-Second Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Third Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fourth Supplemental Indenture beginning on page 10 and extending to page 11 thereof, and in the Twenty-Fifth Supplemental Indenture beginning on page 13 and extending to page 14 thereof, and in the Twenty-Sixth Supplemental Indenture beginning on page 13 and extending to page 15 thereof; and in the Twenty-Seventh Supplemental Indenture beginning on page 14 and extending to page 15 thereof; and in the Twenty-Eighth Supplemental Indenture beginning on page 14 and extending to page 15 thereof; and in the Twenty-Ninth Supplemental Indenture beginning on page 14 and extending to page 15 thereof; and in the Thirtieth Supplemental Indenture beginning on page 14 and extending to page 16 thereof; and in the Thirty-First Supplemental Indenture beginning on page 19 and extending to page 21 thereof; and in the Thirty-Second Supplemental Indenture beginning on page 26 and extending to page 28 thereof; except any parcel or part of such real estate heretofore released from the lien of the Mortgage, or to which the Company and the Trustee have heretofore disclaimed any right, title, or interest.
TOGETHER WITH all other property, whether real, personal or mixed (except any hereinafter expressly excepted), and whether now owned or hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Thirty-Third Supplemental Indenture) all real estate, lands, leases, leaseholds (except the last day of the term of any lease or leasehold), easements, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of lands, all rights of way and roads, all gas plants, gas containers, buildings and other structures and all offices, buildings and the contents thereof; all machinery, engines, boilers, gas machines, purifiers, scrubbers, retorts, tanks, pumps, regulators, meters, gas and mechanical appliances, conduits, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, tools, implements, apparatus, supplies, furniture and chattels; all federal, state, municipal and other franchises, privileges and permits; all lines for the distribution of gas for any purpose including pipes, conduits and all apparatus for use in connection therewith; and (except as hereinafter expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinabove described or referred to;
AND TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 13.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof;
Provided that all property of the kinds which by the terms of the Original Indenture are expressly excepted from the lien and operation thereof is expressly excepted herefrom with the same effect and to the same extent as in the Original Indenture provided with respect to such property so expressly excepted;
TO HAVE AND TO HOLD all such properties, real, personal, and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;
Subject, however, as to all property embraced herein to all of the restrictions, exceptions and reservations of easements, rights of way or otherwise, contained in any and all deeds and/or other conveyances under or through which the Company acquired or shall acquire and/or claims or shall claim title thereto, and to the restrictions, exceptions, reservations and provisions in the Mortgage specifically set forth; and
Subject further, with respect to the premises, property, franchises and rights owned by the Company at the date of execution hereof, to excepted encumbrances as defined in Section 1.06 of the Original Indenture, and subject, with respect to property acquired after the date of execution of the Original Indenture or hereafter acquired, to all excepted encumbrances, all other defects and limitations of title and to all other encumbrances existing at the time of such acquisition, including any purchase money mortgage or lien upon such property created by the Company at the time of the acquisition of such property.
IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and this Thirty-Third Supplemental Indenture set forth, for the benefit and security of those who shall hold the bonds and coupons issued and to be issued under the Mortgage, or any of them, in accordance with the terms of the Mortgage without preference, priority or distinction as to lien of any of said bonds and coupons over any other thereof by reason of priority in the time of the issue or negotiation thereof or for any other reason whatsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest in the Original Indenture set forth; it being intended that the lien and security of all of said bonds and coupons of all series issued or to be issued hereunder shall take effect from the execution and delivery of the Mortgage, and that the lien and security of the Mortgage shall take effect from the date of execution and delivery of the Original Indenture as though all of the said bonds of all series were actually authenticated and delivered and issued upon such date.
And the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold the Series A Bonds, the Series B Bonds, the Series C Bonds, or any of such bonds, as follows:

ARTICLE I
DEFINITIONS
SECTION 1.1 Terms Defined by Reference. For all purposes of this Thirty-Third Supplemental Indenture, except as herein otherwise expressly provided or unless the context otherwise requires, the terms defined in Sections 1.2 to 1.39 hereof shall have the meanings specified in such Sections, and all other terms which are defined in the Original Indenture (including those defined by reference to the Trust Indenture Act of 1939, as amended, or the Securities Act of 1933, as amended) shall have the meanings assigned to them in the Original Indenture.
SECTION 1.2 Business Day. The term “Business Day” shall mean a day other than a (i) Saturday, (ii) Sunday, or (iii) day on which commercial banks are authorized or required by law, regulation or executive order to close in the City of New York, New York. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.
SECTION 1.3 Trustee. The term “the Trustee” shall mean the party of the second part hereto, UMB Bank & Trust, n.a., and, subject to the provisions of Article XVIII of the Original Indenture, shall also include its successors and assigns.
SECTION 1.4 Original Indenture. The term “Original Indenture” shall mean the indenture of mortgage and deed of trust dated as of February 1, 1945, hereinbefore referred to.
SECTION 1.5 First Supplemental Indenture. The term “First Supplemental Indenture” shall mean the supplemental indenture dated as of December 1, 1946, hereinbefore referred to.
SECTION 1.6 Second Supplemental Indenture. The term “Second Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 1948, hereinbefore referred to.
SECTION 1.7 Third Supplemental Indenture. The term “Third Supplemental Indenture” shall mean the supplemental indenture dated as of April 1, 1951, hereinbefore referred to.
SECTION 1.8 Fourth Supplemental Indenture. The term “Fourth Supplemental Indenture” shall mean the supplemental indenture dated as of December 1, 1954, hereinbefore referred to.
SECTION 1.9 Fifth Supplemental Indenture. The term “Fifth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1957, hereinbefore referred to.
SECTION 1.10 Sixth Supplemental Indenture. The term “Sixth Supplemental Indenture” shall mean the supplemental indenture dated as of July 1, 1960, hereinbefore referred to.
SECTION 1.11 Seventh Supplemental Indenture. The term “Seventh Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 1964, hereinbefore referred to.

SECTION 1.12 Eighth Supplemental Indenture. The term “Eighth Supplemental Indenture” shall mean the supplemental indenture dated as of April 15, 1966, hereinbefore referred to.
SECTION 1.13 Ninth Supplemental Indenture. The term “Ninth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1968, hereinbefore referred to.
SECTION 1.14 Tenth Supplemental Indenture. The term “Tenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 15, 1970, hereinbefore referred to.
SECTION 1.15 Eleventh Supplemental Indenture. The term “Eleventh Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 1972, hereinbefore referred to.
SECTION 1.16 Twelfth Supplemental Indenture. The term “Twelfth Supplemental Indenture” shall mean the supplemental indenture dated as of March 15, 1974, hereinbefore referred to.
SECTION 1.17 Thirteenth Supplemental Indenture. The term “Thirteenth Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 1975, hereinbefore referred to.
SECTION 1.18 Fourteenth Supplemental Indenture. The term “Fourteenth Supplemental Indenture” shall mean the supplemental indenture dated as of October 26, 1976, hereinbefore referred to.
SECTION 1.19 Fifteenth Supplemental Indenture. The term “Fifteenth Supplemental Indenture” shall mean the supplemental indenture dated as of July 15, 1979, hereinbefore referred to.
SECTION 1.20 Sixteenth Supplemental Indenture. The term “Sixteenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1986, hereinbefore referred to.
SECTION 1.21 Seventeenth Supplemental Indenture. The term “Seventeenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 15, 1988, hereinbefore referred to.
SECTION 1.22 Eighteenth Supplemental Indenture. The term “Eighteenth Supplemental Indenture” shall mean the supplemental indenture dated as of November 15, 1989, hereinbefore referred to.
SECTION 1.23 Nineteenth Supplemental Indenture. The term “Nineteenth Supplemental Indenture” shall mean the supplemental indenture dated as of May 15, 1991, hereinbefore referred to.

SECTION 1.24 Twentieth Supplemental Indenture. The term “Twentieth Supplemental Indenture” shall mean the supplemental indenture dated as of November 1, 1992, hereinbefore referred to.
SECTION 1.25 Twenty-First Supplemental Indenture. The term “Twenty-First Supplemental Indenture” shall mean the supplemental indenture dated as of May 1, 1993, hereinbefore referred to.
SECTION 1.26 Twenty-Second Supplemental Indenture. The term “Twenty-Second Supplemental Indenture” shall mean the supplemental indenture dated as of November 15, 1995, hereinbefore referred to.
SECTION 1.27 Twenty-Third Supplemental Indenture. The term “Twenty-Third Supplemental Indenture” shall mean the supplemental indenture dated as of October 15, 1997, hereinbefore referred to.
SECTION 1.28 Twenty-Fourth Supplemental Indenture. The term “Twenty-Fourth Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 1999 hereinbefore referred to.
SECTION 1.29 Twenty-Fifth Supplemental Indenture. The term “Twenty-Fifth Supplemental Indenture” shall mean the supplemental indenture dated as of September 15, 2000 hereinbefore referred to.
SECTION 1.30 Twenty-Sixth Supplemental Indenture. The term “Twenty-Sixth Supplemental Indenture” shall mean the supplemental indenture dated as of June 15, 2001 hereinbefore referred to.
SECTION 1.31 Twenty-Seventh Supplemental Indenture. The term “Twenty-Seventh Supplemental Indenture” shall mean the supplemental indenture dated as of April 15, 2004 hereinbefore referred to.
SECTION 1.32 Twenty-Eighth Supplemental Indenture. The term “Twenty-Eighth Supplemental Indenture” shall mean the supplemental indenture dated as of April 15, 2004 hereinbefore referred to.
SECTION 1.33 Twenty-Ninth Supplemental Indenture. The term “Twenty-Ninth Supplemental Indenture” shall mean the supplemental indenture dated as of June 1, 2006 hereinbefore referred to.
SECTION 1.34 Thirtieth Supplemental Indenture. The term “Thirtieth Supplemental Indenture" shall mean the supplemental indenture dated as of September 15, 2008 hereinbefore referred to.
SECTION 1.35 Thirty-First Supplemental Indenture. The term “Thirty-First Supplemental Indenture" shall mean the supplemental indenture dated as of March 15, 2013 hereinbefore referred to.

SECTION 1.36 Thirty-Second Supplemental Indenture. The term “Thirty-Second Supplemental Indenture" shall mean the supplemental indenture dated as of August 13, 2013 hereinbefore referred to.
SECTION 1.37 Mortgage. The term “Mortgage” shall mean the Original Indenture as supplemented by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-First, Twenty-Second, Twenty-Third, Twenty-Fourth, Twenty-Fifth, Twenty-Sixth, Twenty-Seventh, Twenty-Eighth, Twenty-Ninth, Thirtieth, Thirty-First and Thirty-Second Supplemental Indentures and hereby, or as the same may from time to time hereafter be supplemented, modified, altered or amended by any supplemental indenture entered into pursuant to the provisions of the Original Indenture.
SECTION 1.38 Hereof, Hereunder, etc. The term “hereof,” “hereunder,” “hereto,” “hereby,” “hereinbefore,” and the like, refer to this Thirty-Third Supplemental Indenture.
SECTION 1.39 Series A, Series B and Series C. The terms “Series A,” "Series B" and “Series C” shall mean the series of First Mortgage Bonds created by this Thirty-Third Supplemental Indenture, as in, respectively, Sections 2.1, 4.1 and 6.1 hereof provided.
ARTICLE II

CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE SERIES A BONDS
SECTION 2.1 Creation and principal amount of the Series A Bonds. The Company hereby creates a new series of bonds that may be authenticated and delivered, either before or after the filing or recording hereof, under any applicable provisions of the Original Indenture, and may be issued under the Mortgage, and each of which series shall be designated by the title “First Mortgage Bonds due September 15, 2032”. The aggregate principal amount of Series A Bonds that may be executed by the Company and authenticated is limited to Fifty Million Dollars ($50,000,000), except bonds of such series authenticated and delivered pursuant to Section 2.4 or 2.6 hereof or Section 2.09 or Section 12.04 of the Original Indenture.
SECTION 2.2 Date of Bonds. All of the Series A Bonds shall be dated as provided in Section 2.03 of the Original Indenture.
SECTION 2.3 Denominations, etc. The Series A Bonds shall be issuable only as fully registered bonds without coupons, in the denomination of $250,000, and, at the option of the Company, in any multiple or multiples of $1,000, and such bonds, and the Trustee’s certificate of authentication, shall, respectively, be substantially of the tenor and purport in this Thirty-Third Supplemental Indenture above recited, and they may have such letters, numbers or other marks of identification, and such legends or endorsements, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the Mortgage, including any legend or legends permitted pursuant to Section 2.04 of the Original Indenture.
SECTION 2.4 Exchange of Bonds. At the option of the registered owner, any Series A Bonds, upon surrender thereof at the office or agency of the Company in the Borough of

Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.
SECTION 2.5 Registration of Bonds. The Series A Bonds are transferable as prescribed in the Mortgage by the registered owner thereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, upon surrender and cancellation of such bonds and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, new fully registered bonds of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage.
SECTION 2.6 Temporary Bonds. Until Series A Bonds in definitive form are ready for delivery, there may be authenticated and delivered and issued, in lieu of any definitive bond or bonds of said series, temporary bonds of said series as provided in Section 2.08 of the Original Indenture. Such temporary bonds shall be substantially in the form of the definitive Series A Bonds, but with such omissions, insertions and variations as may be appropriate for temporary bonds, and may contain such reference to any provisions of the Mortgage as may be appropriate, all as determined by the Board of Directors.
SECTION 2.7 Payment of Defaulted Interest. The person in whose name any Series A Bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest. The record date shall be March 1 or September 1, as the case may be, next preceding such interest payment date (whether or not a Business Day).
SECTION 2.8 Transfers or Exchanges of Bonds Called for Redemption. Anything in this Thirty-Third Supplemental Indenture to the contrary notwithstanding, the Company shall not be required to make transfers or exchanges of Series A Bonds for a period of fifteen (15) days next preceding any selection of Series A Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of the principal amount of any of such bonds called or selected for redemption except in the case of any Series A Bond to be redeemed in part, the portion thereof not to be so redeemed.
SECTION 2.9 Restrictive Legend. Series A Bonds offered and sold to “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended) shall be issued substantially in the form of such bonds set forth in the Recitals to this Thirty-Third Supplemental Indenture, containing the first legend set forth thereon (for purposes of this Section 2.9, the “Restrictive Legend”) and the other legends required thereby and numbered from 1 upward with the prefix “R”, duly executed by the Company and authenticated by the Trustee as herein provided.
The Company shall issue a Series A Bond that does not bear the Restrictive Legend in replacement of a bond of the applicable series bearing the Restrictive Legend at the request of any holder following such request if (i) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that such bond may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144 under the Securities Act of 1933, as amended, or (ii) the holder sells such bond pursuant to Rule 144 under the Securities Act of 1933, as amended, or an effective registration statement.
ARTICLE III
REDEMPTION OF SERIES A BONDS
SECTION 3.1 Circumstances in Which Redeemable. Series A Bonds shall be redeemable, in whole or in part, at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption at any time before maturity pursuant to the provisions of paragraph (B) of Section 13.06 of the Original Indenture.
SECTION 3.2 Additional Circumstances in Which Redeemable. Series A Bonds shall also be redeemable, at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Amount (as defined below) determined for the redemption date with respect to such principal amount, plus accrued interest thereon to the date fixed for redemption without premium. Any redemption in part under this Section 3.2 shall be made pro rata to the holders of all Series A Bonds at the time outstanding upon the same terms and conditions.
For purposes of this Section 3.2:
“Make-Whole Amount” means, with respect to any Series A Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond over the amount of such Called Principal, provided that on and after the Series A Par Call Date, the Make-Whole Amount on such Series A Bond shall equal zero; provided further that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Business Day” shall have the meaning set forth in the form of Series A Bond.
“Called Principal” means, with respect to any bond, the principal of such bond that is to be redeemed or has become or is declared to be immediately due and payable pursuant to the Mortgage, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such

Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any bond, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this section.

“Series A Par Call Date” means, with respect to the Series A Bonds, June 15, 2032.

“Settlement Date” means, with respect to the Called Principal of any bond, the date on which such Called Principal is to be redeemed pursuant to this section.

SECTION 3.3 Purchase of Bonds. The Company will not and will not permit any affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the outstanding Series A Bonds except (a) upon the redemption of such bonds in accordance with the terms of Section 3.2 hereof and such bonds or (b) pursuant to an offer to purchase made by the Company or an affiliate pro rata to the holders of all Series A Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Series A Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Series A Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all bonds acquired by it or any affiliate pursuant to any payment, redemption or purchase of bonds pursuant to this Article III and no bonds may be issued in substitution or exchange for any such bonds.
SECTION 3.4 Notice of Intention to Redeem. Article XII of the Original Indenture is and shall be applicable to any redemption of Series A Bonds. The notice of intention to redeem provided for in Section 12.02 of the Original Indenture need not be published with respect to Series A Bonds but shall be given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty (30) nor more than sixty (60) days prior to the date fixed for redemption.
SECTION 3.5 No Other Redemptions. Except as set forth in Section 3.1 and Section 3.2 hereof, the Series A Bonds are not redeemable prior to September 15, 2032.
ARTICLE IV

CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE SERIES B BONDS
SECTION 4.1 Creation and Principal Amount of the Series B Bonds. The Company hereby creates a new series of bonds that may be authenticated and delivered, either before or after the filing or recording hereof, under any applicable provisions of the Original Indenture, and may be issued under the Mortgage, and each of which series shall be designated by the title “First Mortgage Bonds due September 15, 2047”. The aggregate principal amount of Series B Bonds that may be executed by the Company and authenticated is limited to Seventy Million Dollars ($70,000,000), except bonds of such series authenticated and delivered pursuant to Section 4.4 or 4.6 hereof or Section 2.09 or Section 12.04 of the Original Indenture.

SECTION 4.2 Date of Bonds. All Series B Bonds shall be dated as provided in Section 2.03 of the Original Indenture.
SECTION 4.3 Denominations, etc. The Series B Bonds shall be issuable only as fully registered bonds without coupons, in the denomination of $250,000, and, at the option of the Company, in any multiple or multiples of $1,000, and such bonds, and the Trustee’s certificate of authentication, shall, respectively, be substantially of the tenor and purport in this Thirty-Third Supplemental Indenture above recited, and they may have such letters, numbers or other marks of identification, and such legends or endorsements, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the Mortgage, including any legend or legends permitted pursuant to Section 2.04 of the Original Indenture.
SECTION 4.4 Exchange of Bonds. At the option of the registered owner, any Series B Bonds, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.
SECTION 4.5 Registration of Bonds. The Series B Bonds are transferable as prescribed in the Mortgage by the registered owner thereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, upon surrender and cancellation of such bonds and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, new fully registered bonds of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage.
SECTION 4.6 Temporary Bonds. Until Series B Bonds in definitive form are ready for delivery, there may be authenticated and delivered and issued, in lieu of any definitive bond or bonds of said series, temporary bonds of said series as provided in Section 2.08 of the Original Indenture. Such temporary bonds shall be substantially in the form of the definitive Series B Bonds, but with such omissions, insertions and variations as may be appropriate for temporary bonds, and may contain such reference to any provisions of the Mortgage as may be appropriate, all as determined by the Board of Directors.
SECTION 4.7 Payment of Defaulted Interest. The person in whose name any Series B Bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest. The record date shall be March 1 or September 1, as the case may be, next preceding such interest payment date (whether or not a Business Day).
SECTION 4.8 Transfers or Exchanges of Bonds Called for Redemption. Anything in this Thirty-Third Supplemental Indenture to the contrary notwithstanding, the Company shall not be required to make transfers or exchanges of Series B Bonds for a period of fifteen (15) days next preceding any selection of Series B Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of the principal amount of any of such bonds called or selected for redemption except in the case of any Series B Bond to be redeemed in part, the portion thereof not to be so redeemed.
SECTION 4.9 Restrictive Legend. Series B Bonds offered and sold to “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended) shall be issued substantially in the form of such bonds set forth in the Recitals to this Thirty-Third Supplemental Indenture, containing the first legend set forth thereon (for purposes of this Section 4.9, the “Restrictive Legend”) and the other legends required thereby and numbered from 1 upward with the prefix “R”, duly executed by the Company and authenticated by the Trustee as herein provided.
The Company shall issue a Series B Bond that does not bear the Restrictive Legend in replacement of a bond of the applicable series bearing the Restrictive Legend at the request of any holder following such request if (i) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that such bond may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144 under the Securities Act of 1933, as amended, or (ii) the holder sells such bond pursuant to Rule 144 under the Securities Act of 1933, as amended, or an effective registration statement.
ARTICLE V
REDEMPTION OF SERIES B BONDS
SECTION 5.1 Circumstances in Which Redeemable. Series B Bonds shall be redeemable, in whole or in part, at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption at any time before maturity pursuant to the provisions of paragraph (B) of Section 13.06 of the Original Indenture.
SECTION 5.2 Additional Circumstances in Which Redeemable. Series B Bonds shall also be redeemable, at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Amount (as defined below) determined for the redemption date with respect to such principal amount, plus accrued interest thereon to the date fixed for redemption without premium. Any redemption in part under this Section 5.2 shall be made pro rata to the holders of all Series B Bonds at the time outstanding upon the same terms and conditions.
For purposes of this Section 5.2:

“Make-Whole Amount” means, with respect to any Series B Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond over the amount of such Called Principal, provided that on and after the Series B Par Call Date, the Make-Whole Amount on such Series B Bond shall equal zero; provided further that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Business Day” shall have the meaning set forth in the form of Series B Bond.
“Called Principal” means, with respect to any bond, the principal of such bond that is to be redeemed or has become or is declared to be immediately due and payable pursuant to the Mortgage, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any bond, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such

Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this section.
“Series B Par Call Date” means, with respect to the Series B Bonds, March 15,
2047.

“Settlement Date” means, with respect to the Called Principal of any bond, the date on which such Called Principal is to be redeemed pursuant to this Section 5.2.
SECTION 5.3 Purchase of Bonds. The Company will not and will not permit any affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the outstanding Series B Bonds except (a) upon the redemption of such bonds in accordance with the terms of Section 5.2 hereof and such bonds or (b) pursuant to an offer to purchase made by the Company or an affiliate pro rata to the holders of all Series B Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Series B Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Series B Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all bonds acquired by it or any affiliate pursuant to any payment, redemption or purchase of bonds pursuant to this Article V and no bonds may be issued in substitution or exchange for any such bonds.
SECTION 5.4 Notice of Intention to Redeem. Article XII of the Original Indenture is and shall be applicable to any redemption of Series B Bonds. The notice of intention to redeem provided for in Section 12.02 of the Original Indenture need not be published with respect to Series B Bonds but shall be given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty nor more than sixty (60) days prior to the date fixed for redemption.
SECTION 5.5 No Other Redemptions. Except as set forth in Section 5.1 and Section 5.2 hereof, the Series B Bonds are not redeemable prior to September 15, 2047.

ARTICLE VI

CREATION, DESCRIPTION, REGISTRATION, TRANSFER AND
EXCHANGE OF THE SERIES C BONDS
SECTION 6.1 Creation and Principal Amount of the Series C Bonds. The Company hereby creates a new series of bonds that may be authenticated and delivered, either before or after the filing or recording hereof, under any applicable provisions of the Original Indenture, and may be issued under the Mortgage, and each of which series shall be designated by the title “First Mortgage Bonds due September 15, 2057”. The aggregate principal amount of Series C Bonds that may be executed by the Company and authenticated is limited to Fifty Million Dollars ($50,000,000), except bonds of such series authenticated and delivered pursuant to Section 6.4 or 6.6 hereof or Section 2.09 or Section 12.04 of the Original Indenture.
SECTION 6.2 Date of Bonds. All Series C Bonds shall be dated as provided in Section 2.03 of the Original Indenture.
SECTION 6.3 Denominations, etc. The Series C Bonds shall be issuable only as fully registered bonds without coupons, in the denomination of $250,000, and, at the option of the Company, in any multiple or multiples of $1,000, and such bonds, and the Trustee’s certificate of authentication, shall, respectively, be substantially of the tenor and purport in this Thirty-Third Supplemental Indenture above recited, and they may have such letters, numbers or other marks of identification, and such legends or endorsements, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the Mortgage, including any legend or legends permitted pursuant to Section 2.04 of the Original Indenture.
SECTION 6.4 Exchange of Bonds. At the option of the registered owner, any Series C Bonds, upon surrender thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, together with a written instrument of transfer in form approved by the Company duly executed by the registered owner or his duly authorized attorney, shall, subject to the provisions of Section 2.05 of the Original Indenture, be exchangeable for a like aggregate amount of fully registered bonds of the same series of other authorized denominations.
SECTION 6.5 Registration of Bonds. The Series C Bonds are transferable as prescribed in the Mortgage by the registered owner thereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or in the City of St. Louis, State of Missouri, upon surrender and cancellation of such bonds and upon presentation of a written instrument of transfer, duly executed, with signature guaranteed by a signature guarantor that is a participant in a nationally recognized signature guaranty program, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, new fully registered bonds of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage.
SECTION 6.6 Temporary Bonds. Until Series C Bonds in definitive form are ready for delivery, there may be authenticated and delivered and issued, in lieu of any definitive bond or bonds of said series, temporary bonds of said series as provided in Section 2.08 of the Original

Indenture. Such temporary bonds shall be substantially in the form of the definitive Series C Bonds, but with such omissions, insertions and variations as may be appropriate for temporary bonds, and may contain such reference to any provisions of the Mortgage as may be appropriate, all as determined by the Board of Directors.
SECTION 6.7 Payment of Defaulted Interest. The person in whose name any Series C Bond is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest. The record date shall be March 1 or September 1, as the case may be, next preceding such interest payment date (whether or not a Business Day).
SECTION 6.8 Transfers or Exchanges of Bonds Called for Redemption. Anything in this Thirty-Third Supplemental Indenture to the contrary notwithstanding, the Company shall not be required to make transfers or exchanges of Series C Bonds for a period of fifteen (15) days next preceding any selection of Series C Bonds to be redeemed, and the Company shall not be required to make transfers or exchanges of the principal amount of any of such bonds called or selected for redemption except in the case of any Series C Bond to be redeemed in part, the portion thereof not to be so redeemed.
SECTION 6.9 Restrictive Legend. Series C Bonds offered and sold to “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended) shall be issued substantially in the form of such bonds set forth in the Recitals to this Thirty-Third Supplemental Indenture, containing the first legend set forth thereon (for purposes of this Section 6.9, the “Restrictive Legend”) and the other legends required thereby and numbered from 1 upward with the prefix “R”, duly executed by the Company and authenticated by the Trustee as herein provided.
The Company shall issue a Series C Bond that does not bear the Restrictive Legend in replacement of a bond of the applicable series bearing the Restrictive Legend at the request of any holder following such request if (i) the holder shall have obtained an opinion of counsel reasonably acceptable to the Company in form and substance reasonably satisfactory to the Company to the effect that such bond may lawfully be disposed of without registration, qualification or legend pursuant to Rule 144 under the Securities Act of 1933, as amended, or (ii) the holder sells such bond pursuant to Rule 144 under the Securities Act of 1933, as amended, or an effective registration statement.
ARTICLE VII
REDEMPTION OF SERIES C BONDS
SECTION 7.1 Circumstances in Which Redeemable. Series C Bonds shall be redeemable, in whole or in part, at 100% of the principal amount thereof, together with accrued interest thereon to the date fixed for redemption at any time before maturity pursuant to the provisions of paragraph (B) of Section 13.06 of the Original Indenture.
SECTION 7.2 Additional Circumstances in Which Redeemable. Series C Bonds shall also be redeemable, at the option of the Company, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount to be redeemed plus the Make-Whole Amount (as defined below) determined for the redemption date with respect to such principal amount, plus accrued interest thereon to the date fixed for redemption without premium. Any redemption in part under this Section 7.2 shall be made pro rata to the holders of all Series C Bonds at the time outstanding upon the same terms and conditions.
For purposes of this Section 7.2:
“Make-Whole Amount” means, with respect to any Series C Bond, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such bond over the amount of such Called Principal, provided that on and after the Series C Par Call Date, the Make-Whole Amount on such Series C Bond shall equal zero; provided further that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Business Day” shall have the meaning set forth in the form of Series C Bond.
“Called Principal” means, with respect to any bond, the principal of such bond that is to be redeemed or has become or is declared to be immediately due and payable pursuant to the Mortgage, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any bond, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bonds is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any bond, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.
In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to this section.
“Series C Par Call Date” means, with respect to the Series C Bonds, March 15,
2057.

“Settlement Date” means, with respect to the Called Principal of any bond, the date on which such Called Principal is to be redeemed pursuant to this Section 7.2.
SECTION 7.3 Purchase of Bonds. The Company will not and will not permit any affiliate to purchase, redeem or otherwise acquire, directly or indirectly, any of the outstanding Series C Bonds except (a) upon the redemption of such bonds in accordance with the terms of Section 7.2 hereof and such bonds or (b) pursuant to an offer to purchase made by the Company or an affiliate pro rata to the holders of all Series C Bonds at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 25% of the principal amount of the Series C Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Series C Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all bonds acquired by it or any affiliate pursuant to any payment, redemption or purchase of bonds pursuant to this Article VII and no bonds may be issued in substitution or exchange for any such bonds.
SECTION 7.4 Notice of Intention to Redeem. Article XII of the Original Indenture is and shall be applicable to any redemption of Series C Bonds. The notice of intention to redeem provided for in Section 12.02 of the Original Indenture need not be published with respect to Series C Bonds but shall be given by mailing a copy thereof to each registered owner thereof, directed to his registered address, not less than thirty nor more than sixty (60) days prior to the date fixed for redemption.
SECTION 7.5 No Other Redemptions. Except as set forth in Section 7.1 and Section 7.2 hereof, the Series C Bonds are not redeemable prior to September 15, 2057.
ARTICLE VIII
PARTICULAR COVENANTS OF THE COMPANY
SECTION 8.1 Restrictions as to Dividends. So long as any of the Series A Bonds, Series B Bonds or Series C Bonds are outstanding, the Company will not (a) declare any dividends (other than dividends in common stock) on any common stock, or order the making of any distribution on any shares of common stock or to owners of common stock or (b) purchase, redeem or otherwise acquire or retire for value any shares of common stock, if the aggregate net amount of such declarations, distributions so ordered, purchases, redemptions, acquisitions and retirements after September 30, 1953, would exceed the sum of (y) the Net Income Available for Common Stock for the period beginning October 1, 1953, and ending with the last day of the calendar quarter immediately preceding the calendar quarter in which such dividend is declared, distribution ordered, or purchase, redemption, acquisition or retirement made, plus (z) Eight Million Dollars ($8,000,000).
The aggregate net amount of the declarations, distributions ordered, purchases, redemptions, acquisitions and retirements referred to in the first paragraph of this Section 8.1 shall be determined by deducting from the aggregate amount thereof the total amount of cash payments received by the Company after September 30, 1953, for any shares of common stock sold by the Company after September 30, 1953.
Net Income Available for Common Stock, for the purpose of this Section 8.1, for any period, means (1) the net income of the Company for such period computed according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles, less (2) an amount equal to the dividends accrued (whether or not declared or paid) during such period on any and all classes of stock having preference over the common stock as to assets or dividends.
For the purposes of the last preceding paragraph of this Section 8.1, the term “Public Service Commission of Missouri” shall also apply, and be deemed to refer, to any regulatory body which may (A) succeed said Commission with respect to jurisdiction over the accounting of the Company, or (B) supersede said Commission with respect to such jurisdiction, or (C) have such jurisdiction over phases of the Company’s business or parts of its property over which said Commission shall not have jurisdiction.
SECTION 8.2 Earnings Requirements for Additional Bonds. So long as any Series A Bonds, Series B Bonds or Series C Bonds are outstanding, the Company shall not be entitled to have authenticated and delivered any bonds pursuant to Article VI, Article VII or Article VIII of the Original Indenture, except bonds which may be authenticated and delivered under Article VII of the Original Indenture, without the receipt by the Trustee of a net earnings certificate showing the net earnings to be as required by Section 6.05 of the Original Indenture, unless (in addition to all other requirements for the authentication and delivery of such bonds):

(a)    net earnings of the Company after provision for depreciation, depletion and amortization of property, for any 12 consecutive calendar months within the 15 calendar months immediately preceding the date on which such additional bonds are to be issued, shall have been not less than 2 1/4 times the amount of the total annual interest charges upon the funded debt of the Company to be outstanding immediately after the issue of such additional bonds; and

(b)    the Trustee shall have received a certificate made, signed and verified by the same persons (including an independent public accountant where required) as would be required if such certificate were a net earnings certificate under the Original Indenture, showing the net earnings of the Company to be as required by the foregoing clause (a) of this Section 8.2. Such certificate shall show the net earnings and total annual interest charges referred to in said clause (a).
For the purposes of this Section 8.2, “funded debt” shall mean all indebtedness created or assumed by the Company maturing one year or more after the date of the creation or assumption thereof.
For the purposes of this Section 8.2, net earnings of the Company after provision for depreciation, depletion and amortization of property shall mean the total operating revenue and other income (net) of the Company less operating expenses (including provision for depreciation, depletion and amortization of property) and less taxes (excluding income and excess profits taxes or other taxes which are imposed on or measured by income). In the determination of net earnings of the Company the following additional requirements shall be applicable:

(i)No profits or losses from the sale or abandonment of capital assets or change in value of securities or other investments shall be taken into account in making such computations;

(ii)In case the Company shall have sold any property for a consideration in excess of $5,000,000, within or after the particular period for which the calculation is made, then, in computing the net earnings of the Company so available, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer’s certificate filed with the Trustee shall deem proper;

(iii)In case the Company shall, within or after the particular period for which the calculation is made, have acquired (by purchase, merger, consolidation or otherwise) any property which within six months prior to the date of acquisition thereof by the Company has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, then in computing the net earnings of the Company so available for such purposes there shall be included, to the extent that they may not have been otherwise included, the net earnings or net losses of the property so acquired for the whole of such period to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of a Treasurer’s certificate filed with the Trustee shall deem proper. The net earnings or net losses of such property for the period preceding such acquisition shall in such case be ascertained and computed as provided in this clause (iii) as if such acquired property had been owned by the Company during the whole of such period; and

(iv)The “net earnings of property” referred to in clauses (ii) and (iii) of this Section 8.2 shall mean the net earnings of such property computed in the manner provided in this definition for the computation of net earnings of the Company available for the pertinent purposes.
All accounting determinations required by this Section 8.2 shall (except to the extent, if any, to which the preceding provisions of this Section 8.2 may conflict with this provision) be made according to the applicable system of accounts prescribed by the Public Service Commission of Missouri and any applicable orders of said Commission and (to the extent not prescribed by such system of accounts or orders) according to generally accepted accounting principles.
For the purposes of this Section 8.2, the term “Public Service Commission of Missouri” shall be applicable as provided in Section 8.1 of this Article VIII.
SECTION 8.3 Postponement of Interest. So long as any Series A Bonds are outstanding, in order that any interest payment on the Series A Bonds may be postponed pursuant to clause (2) of Section 20.07 of the Original Indenture, there shall be required, in addition to all other prerequisites to such postponement provided in the Original Indenture, the consent of the owners of not less than seventy-five percent (75%) in principal amount of Series A Bonds at the time outstanding, such consent to be given at the same time as and in the same manner as the consent of the owners of other bonds required by said clause (2) of Section 20.07 of the Original Indenture. So long as any Series B Bonds are outstanding, in order that any interest payment on the Series B Bonds may be postponed pursuant to clause (2) of Section 20.07 of the Original Indenture, there shall be required, in addition to all other prerequisites to such postponement provided in the Original Indenture, the consent of the owners of not less than seventy-five percent (75%) in principal amount of Series B Bonds at the time outstanding, such consent to be given at the same time as and in the same manner as the consent of the owners of other bonds required by said clause (2) of Section 20.07 of the Original Indenture. So long as any Series C Bonds are outstanding, in order that any interest payment on the Series C Bonds may be postponed pursuant to clause (2) of Section 20.07 of the Original Indenture, there shall be required, in addition to all other prerequisites to such postponement provided in the Original

Indenture, the consent of the owners of not less than seventy-five percent (75%) in principal amount of Series C Bonds at the time outstanding, such consent to be given at the same time as and in the same manner as the consent of the owners of other bonds required by said clause (2) of Section 20.07 of the Original Indenture.
SECTION 8.4 Information as to Company. So long as any bonds of the Series A Bonds, Series B Bonds or Series C Bonds are outstanding, the Company shall comply with the information delivery requirements of Section 7.1 of the Bond Purchase Agreement (as defined in the forms of such bonds set forth in the Recitals to this Thirty-Third Supplemental Indenture).
ARTICLE IX
COMPANY’S RESERVATION OF RIGHTS
SECTION 9.1 Company’s Reservation of Rights. The Company reserves the right, without any consent, vote or other action by holders of bonds of the Series A Bonds, Series B Bonds or Series C Bonds, or of any other subsequent series, to amend the Mortgage, as heretofore amended and supplemented, as follows:
If the Trust Indenture Act of 1939, as in effect at any time and from time to time,

(i)shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to the Trust Indenture Act as then in effect, and the Company and the Trustee may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(ii)shall permit one or more changes to, or the elimination of, any provisions hereof which shall theretofore have been required by the Trust Indenture Act of 1939 to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act of 1939, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof.
ARTICLE X
MISCELLANEOUS
SECTION 10.1 Provisions Required by Trust Indenture Act of 1939 to Control. If and to the extent that any provision hereof, or any other provision of the Mortgage, limits, qualifies, or conflicts with another provision included in the Mortgage which is required to be included in the Mortgage by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, through operation of Section 318(c) thereof, such required provisions shall control.

SECTION 10.2 Acceptance of Trust. The Trustee hereby accepts the trust hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Thirty-Third Supplemental Indenture set forth.
SECTION 10.3 This Indenture Part of Original Indenture. This Thirty-Third Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and shall form a part thereof.
SECTION 10.4 Execution in Any Number of Counterparts. This Thirty-Third Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts shall together constitute but one and the same instrument.
SECTION 10.5 Date of Execution. Although this Thirty-Third Supplemental Indenture is dated, for convenience and for purposes of reference, as of [________] [_____ ], 2017, the actual dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.

IN WITNESS WHEREOF, Laclede Gas Company, party of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President, Chief Financial Officer, a Vice President, or Treasurer and its corporate seal to be attested by its Secretary or an Assistant Secretary, for and in its behalf; and UMB Bank & Trust, n.a., Trustee, party of the second part, in token of its acceptance of the trust hereby created, has caused its name to be hereunto affixed and this instrument to be signed and sealed by a Vice President or an Assistant Vice President, and its seal to be attested by its Secretary or an Assistant Secretary.
LACLEDE GAS COMPANY
By ___________________________
ATTEST:

_____________________________
(SEAL)
UMB BANK & TRUST, N.A. Trustee
By ___________________________

ATTEST:

_____________________________
(SEAL)

[Signature page to Thirty-Third Supplemental Indenture]

State of Missouri    )
) ss.
City of St. Louis    )
On this ___ day of ______________, 2017 before me appeared ___________, to me personally known, who, being by me duly sworn did say that (s)he is the __________of Laclede Gas Company, the corporation described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said    ____________________ acknowledged said instrument to be the free act and deed of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.
My commission expires _______________.
____________________
Notary Public
State of Missouri
(SEAL)

[Signature page to Thirty-Third Supplemental Indenture]

State of Missouri )
) ss.
City of St. Louis    )
On this ___ day of ___________, 2017 before me appeared    ___________ to me personally
known, who, being by me duly sworn did say that (s)he is a ___________ of UMB Bank & Trust, n.a., the national banking association described in and which executed the foregoing instrument, and that the seal affixed to the foregoing instrument is the seal of said association and that said instrument was signed and sealed in behalf of said association by authority of its board of directors, and said _______________ acknowledged said instrument to be the free act and deed of said association.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in my office in the City of St. Louis, Missouri, the day and year last above written.
My commission expires _______________.
____________________
Notary Public
State of Missouri
(SEAL)

[Signature page to Thirty-Third Supplemental Indenture]

FORM OF OPINION OF SPECIAL COUNSEL
TO THE COMPANY
[See Attached]
EXHIBIT 4.4(a)
(to Bond Purchase Agreement)

March [__], 2017
To the Purchasers listed on Schedule 1 hereto
Re:    Bond Purchase Agreement, dated as of March 20, 2017, by and among each of the purchasers listed on Schedule A thereto and Laclede Gas Company
Ladies and Gentlemen:
We have acted as special counsel to Laclede Gas Company, a Missouri corporation (the "Company"), in connection with the issuance and sale by the Company pursuant to the Bond Purchase Agreement, dated as of March 20, 2017 (the "Bond Purchase Agreement"), by and among the Company and each of the purchasers listed on Schedule A thereto (collectively, the "Purchasers") of $50,000,000 aggregate principal amount of the Company's First Mortgage Bonds, [a.aa%] Series due September 15, 2032 (the "Series A Bonds"), $70,000,000 aggregate principal amount of the Company's First Mortgage Bonds, [b.bb%] Series due September 15, 2047 (the "Series B Bonds"), and $50,000,000 aggregate principal amount of the Company's First Mortgage Bonds, [c.cc]% Series due September 15, 2057 (the "Series C Bonds" and together with the Series A Bonds and Series B Bonds, the "Bonds"). The Bonds are being issued under the Mortgage and Deed of Trust, dated as of February 1, 1945 (the "Original Mortgage"), as amended and supplemented by all supplemental indentures thereto, the latest of which is the
Thirty-Third Supplemental Indenture relating to the Bonds dated as of [___________ ], 2017 (the
"Supplemental Indenture", and all amendments and supplements prior thereto being referred to as the "Prior Supplements"), between UMB Bank & Trust, N.A. (successor to Mississippi Valley Trust Company), as trustee (the "Trustee"), and the Company (as so amended and supplemented, the "Mortgage"). This opinion is rendered at the request of the Company pursuant to Section 4.4(a) of the Bond Purchase Agreement. All capitalized terms used in this letter, without definition, have the meanings assigned to them in the Bond Purchase Agreement.
In connection with this letter, we have examined executed originals or copies of executed originals of each of the following documents:

(a)	the Bond Purchase Agreement;

(b)	the Bonds;

(c)	the Original Mortgage;

(d)	the Supplemental Indenture, filed-stamped by the Secretary of State of Missouri to evidence the filing thereof pursuant to Section 443.451 of the Missouri Revised Statutes;

(e)	the order entered by the Missouri Public Service Commission (the "MoPSC') authorizing the issuance and sale of the Bonds (the "MoPSC Order"); and

(f) the confidential private placement memorandum, dated February 2017, relating to the private placement of the Bonds.
The documents referenced in items (a), (b) and (d) above are sometimes hereinafter collectively referred to as the "Transaction Documents".
In addition, we have examined the following documents (collectively, the "Due Diligence Documents"):

(i)
the Certificate of the Secretary of the Company, dated as of the date hereof, and the items attached as exhibits, including the following: (i) the Articles of Incorporation of the Company and all amendments thereto as certified by the Secretary of State of Missouri on March 13, 2017 (the "Articles of Incorporation"), (ii) the Bylaws of the Company and all amendments thereto (the "Bylaws"), and (iii) the resolutions of the Board of Directors of the Company approving the transactions contemplated by the Supplemental Indenture;

(ii)	the good standing certificates of the Company dated March 14, 2017 and issued by the State of Missouri and the states or commonwealths listed on Schedule 2 hereto (the "Good Standing Certificates");

(iii)
all other related agreements, documents, instruments and certificates executed and/or delivered to the Purchasers by the Company on or prior to the date hereof in connection with or pursuant to the Bond Purchase Agreement or any of the other documents comprising the transaction; and

(iv)	such other documents, agreements and instruments as we have deemed necessary or appropriate as a basis for the opinions hereafter expressed.
We have examined (a) originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter, and relied upon them to the extent we deem appropriate and (b) such laws, rules and regulations as we deemed necessary or appropriate for purposes of this opinion. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon the Due Diligence Documents, certificates of public officials, certificates of officers of the Company, and representations and warranties of the Company contained in the Bond Purchase Agreement and the Due Diligence Documents and of the Purchasers contained in the Bond Purchase Agreement, all of which we assume to be true, correct and complete. In addition, we have made no inquiry of the Company or any other person or entity (including Governmental Authorities) regarding, and no review of, any judgments, orders (other than the MoPSC Order), decrees, franchises, licenses, certificates, permits or other public records or agreements to which the Company is a party other than the Transaction Documents and the Due Diligence Documents, and our knowledge of any such matters is accordingly limited.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. In our examination of documents, we have also assumed (a) the due organization, valid existence and good standing under the laws of its jurisdiction of organization of each party to each Transaction Document (other than the Company), (b) the legal capacity of natural persons, (c) the corporate or other power and due authorization of each person not a natural person to execute, deliver and perform its obligations under each Transaction Document to which it is a party, and to consummate the transactions contemplated by such Transaction Document (other than the Company), (d) the due execution and delivery of each Transaction Document by all parties thereto (other than the Company, but only to the extent such execution and, as applicable, delivery are governed by the Included Laws (as defined below)) and (e) that each Transaction Document constitutes the valid and binding obligation of each party thereto (other than the Company), enforceable against such party in accordance with its terms.
We have also made the following assumptions with respect to the Supplemental Indenture:

(a)The Company has good and valid title, of record, to all of the mortgaged properties, real, personal and mixed (collectively, the "Mortgaged Property") described in the Supplemental Indenture as to which the Company has granted a lien in and to Trustee.

(b)The Original Mortgage and Prior Supplements are in full force and effect and are valid, binding and enforceable against the Company.
(b)    All recordation and filing fees have been paid to permit the recordation and filing of the
Supplemental Indenture.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.Assuming, without independent investigation, (a) the accuracy of the representations and warranties of, and the performance by such Persons of the covenants of, the Company and the Purchasers contained in the Bond Purchase Agreement and the Supplemental Indenture, and (b) that neither the Company nor any other Person will, after the offer, issue, sale and delivery of the Bonds, take or omit to take any action which could cause such offer, issue, sale or delivery not to constitute an exempted transaction under the Securities Act, it is not necessary in connection with such offer, issue, sale or delivery to register the Bonds under the Securities Act.

2.The Company (a) is a corporation, validly existing and in good standing under the laws of the State of Missouri and (b) is duly qualified as a foreign corporation and is in good standing in the states listed on Schedule 2 attached hereto.

3.The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents and has duly taken or caused to be taken all necessary corporate actions to authorize the execution, delivery and performance of the Transaction Documents.

4.Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

5.The consummation of the transactions contemplated by the Bond Purchase Agreement and the fulfillment of the terms thereof will not result in a breach of any of the terms or provisions of, or constitute a default under (a) the agreements listed on Schedule 3; (b) the governing documents of the Company including the Articles of Incorporation, the By-laws and resolutions related to this financing or (c) to our knowledge, any order of any governmental body having jurisdiction over the Company or any of its properties under the laws of the State of Missouri and the federal laws of the United States of America.

6.The Supplemental Indenture has been filed in the office of the Secretary of State of the State of Missouri pursuant to Section 443.451 of the Missouri Revised Statutes, and such filing constitutes notice to all persons of the contents thereof and to all subsequent purchasers and encumbrancers, and no other filing or recording of the Supplemental Indenture is necessary. Filing of the Supplemental Indenture in the office of the Secretary of State is the only action necessary to publish notice of and to establish of record the rights of the Trustee under the Supplemental Indenture.

7.The Bonds have been duly authorized by the Company and, assuming due authentication thereof by the Trustee and upon payment therefor and delivery thereof in accordance with the Bond Purchase Agreement will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefit and security of the Mortgage equally and ratably (except as set forth in the Bonds) with the bonds of other series now outstanding under the Mortgage.

8.The Bond Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

9.No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body, instrumentality, authority, agency or official, or any subdivision thereof, or any other Person is required under the Included Laws to authorize, or is required under the Included Laws in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents other than (i) the filing of the Supplemental Indenture as provided in paragraph 6 above, and any other filings required under the Supplemental Indenture and (ii) the MoPSC Order, which order has been obtained and is in full force and effect, has not been revoked or amended, and is not the subject of a pending appeal, other than an appeal by the Company filed on March 31, 2016 with Missouri’s Western District Court of Appeals, as more fully described under “Item 1. Legal Proceedings” in Part II of the Company’s most recent Form 10-Q, and (iii) any filings to be made upon the issuance and sale of the Bonds pursuant to the MoPSC Order.

10.The Company is not, and after giving effect to the offering and sale of the Bonds, and the application of the proceeds thereof as described in the Bond Purchase Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

11.Assuming the Company's compliance with Section 5.14 of the Bond Purchase Agreement, the execution, delivery and performance of the Bond Purchase Agreement by the Company will not violate or result in a violation of Regulation T, U or X of the Board of Governors of the United States Federal Reserve System, 12 CFR, Part 220, Part 221 and Part 224, respectively. For purposes of this letter, we have assumed that none of the Purchasers is a "creditor" as defined in Regulation T.

12.Except as disclosed under "Item 1. Legal Proceedings" in Part II of the Company's most recent Form 10-Q or as otherwise disclosed in the Disclosure Documents, to our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company is a party, or which the property of the Company is subject, before or brought by any Governmental Authority, which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Bond Purchase Agreement or the performance by the Company of its obligations thereunder.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.
We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("Laws"), other than a review of the laws of the State of Missouri and the Federal laws of the United States of America. For purposes of this letter, the term "Included Laws" means the items described in the preceding sentence that are, in our experience, normally applicable to transactions of the type contemplated in the Bond Purchase Agreement. The term "Included Laws" specifically excludes (a) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, (b) zoning, land use, building and construction Laws, (c) Federal Reserve Board margin regulations, (d) Federal or state antitrust or unfair competition laws; and (e) any antifraud, environmental, labor, tax, pension, employee benefit, antiterrorism, money laundering, insurance, antitrust, intellectual property and state "blue sky" Laws.

B.
When used in this letter, the phrase "to our knowledge" and similar phrases (i) mean the conscious awareness of facts or other information by (a) the lawyer in our firm who signed this letter, (b) any lawyer in our firm actively involved in negotiating and preparing the Transaction Documents, (c) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation and (d) any lawyer in our firm who otherwise devotes substantive attention to matters of the Company on behalf of this firm and could reasonably be expected to have information material to the opinions expressed herein, and (ii) do not require or imply (a) any examination of any other person's or entity's files, (b) that any inquiry be made of the client (other than as to the existence of any order referred to in paragraph 5(c) above or any action, suit, proceeding, inquiry or investigation referenced in paragraph 12 above), any lawyer (other than the lawyers described above), or any other person or entity, or (c) any review or examination of any agreements, documents, certificates, instruments or other papers other than the Transaction Documents and the Due Diligence Documents.

C.
This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, or any other circumstance. This letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

D.
The matters expressed in paragraphs 3 and 4 of this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) principles of commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities and other Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

E.	We assume that no fraud, dishonesty, forgery, coercion, duress or breach of fiduciary duty exists or will exist with respect to any of the matters relevant to the opinions expressed herein.

F.
We express no opinion as to (i) the compliance of the transactions contemplated by the Bond Purchase Agreement with any regulations or governmental requirements applicable to any party other than the Company; (ii) the financial condition or solvency of the Company; (iii) the ability (financial or otherwise) of the Company or any other party to meet their respective obligations under the Bond Purchase Agreement; (iv) the compliance of the Bond Purchase Agreement or the transactions contemplated thereby with, or the effect on any of the opinions expressed herein of, the antifraud provisions of Federal and state securities Laws, rules and regulations; (v) the conformity of the Bond Purchase Agreement to any term sheet or commitment letter; or (vi) the enforceability of any provision of the Transaction Documents purporting to (a) allow the exercise of any rights or remedies without notice to the Company or any other party signatory thereto or bound thereby; (b) provide that delay or failure to exercise any right, remedy or option is not to operate as a waiver; (c) prohibit oral amendments to or waivers of provisions of the Transaction Documents or otherwise limit the effect of a course of dealing between the parties thereto; (d) restrict, vary or waive access to legal or equitable remedies or defenses (including, without limitation, rights to notice of and hearing on matters relating to prejudgment remedies, service of process, proper jurisdiction, forum non conveniens, venue and the right to trial by jury), rights of an obligor or duties imposed on any party in violation of any Included Law, or rights to recover damages (including, without limitation, consequential, incidental, special, indirect, exemplary or punitive damages); (e) provide for enforcement of any agreement or instrument if a material portion thereof is held to be invalid, illegal or unenforceable; (f) provide for specific performance, equitable remedies, injunctive relief or liquidated damages; (g) provide that remedies are cumulative; or (h) prohibit, waive or release any rights to, or evidence any agreement not to, assert setoffs, claims, counterclaims, abatement, defenses, recoupment, rights of contribution or causes of action.

G.
When used in this letter, the phrase "transactions contemplated by the Bond Purchase Agreement" and similar phrases means (i) the issuance of the Bonds by the Company and (ii) the performance by the Company of its obligations under the Bond Purchase Agreement.

H.	We express no opinion as to the subsequent resale of any Bonds.

I.
The statement in paragraph 2 of this letter as to good standing is based solely upon the issuance of certificates of good standing by the Secretary of State of Missouri and the secretary of state or comparable state official of the states or commonwealths of the relevant jurisdictions listed on Schedule 2 attached hereto and is limited in meaning to the wording in such certificates.

J.
We have not made any review of easements, reservations, contracts, restrictions, agreements or other matters regarding title or zoning which relate or might relate to the Mortgaged Property. Therefore, this opinion does not extend to any such items.

K.
We have not reviewed the descriptions of any of the property or the collateral contained in any of the Transaction Documents and we express no opinion as to the sufficiency, accuracy or correctness of any such descriptions.

L.	We express no opinion as to any choice of law or choice of judicial forum provisions contained in any of the Transaction Documents.

M.
We have made no examinations of title or Uniform Commercial Code filing searches with respect to any of the real or personal property constituting a part of the Mortgaged Property and, accordingly, we are expressing no opinion as to the title thereto.

N.	We are expressing no opinion as to the priority of any lien or security interest created by the Transaction Documents (except as expressed in Opinion 6 above).

O.
We are expressing no opinion as to the enforceability of any lien created, or attempted to be created, by the Supplemental Indenture with respect to real property acquired by the Company after the date of the Supplemental Indenture.

P.	We express no opinion with respect to the enforceability of any power of sale provided under the Supplemental Indenture.

Q.
Particular provisions, rights, waivers and remedies in the Transaction Documents may not be enforceable in accordance with their terms, and the enforceability of any instrument referred to herein is subject to statutes and judicial decisions affecting the enforcement of contracts generally.

R.
Default, acceleration, foreclosure and repossession are all subject to judicial supervision and, accordingly, accelerations, repossessions or foreclosures may be limited by a court of competent jurisdiction to material defaults.

S.	We express no opinion as to any provision that provides for the severability of any provisions of any of the Transaction Documents.

T.	In the event of foreclosure under the Supplemental Indenture, the rights, titles and interests of any purchaser will be subject to statutory and equitable redemption rights.

U.
This letter is solely for your benefit and the benefit of your respective successors and permitted assigns in accordance with the Bond Purchase Agreement, and no other person or entity shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for (i) delivery of copies hereof to counsel for the addressees hereof; (ii) inclusion of copies hereof in a closing file; (iii) delivery of copies hereof to regulatory agencies or similar bodies having jurisdiction over you (including, but not limited to, the National Association of Insurance Commissioners) and (iv) delivery of copies hereof to any potential transferees of the Bonds. For the avoidance of doubt, we do not assume any duty or liability to any person or entity to whom any such copy hereof is provided.

Very truly yours,

STINSON LEONARD STREET LLP
DRAFT

Schedule 1
The Purchasers listed on Schedule A to the Bond Purchase Agreement.

Schedule 2
(Good Standing Certificates)

(a)	a certificate of good standing (or comparable certificate), dated [_________], 2017, issued by the Secretary of State (or comparable official) of the State of Missouri;

(b)	[foreign good standing certificates]

Schedule 3
[To be updated to include the agreements evidencing Indebtedness listed on Schedule 5.15 to the Bond Purchase Agreement.]

FORM OF OPINION OF SPECIAL COUNSEL
TO THE PURCHASERS
[TO BE PROVIDED ON A CASE BY CASE BASIS]

EXHIBIT 4.4(b)
(to Bond Purchase Agreement)